An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR - SUBJECT TO COMPLETION

Dated March 6, 2020

Zenlabs Holdings Inc.

17,000,000 Units Consisting of Subordinate Voting Shares and Warrants

Zenlabs Holdings Inc. (herein referred to as “we,” “us,” “our,” “Zenlabs,” “Zenlabs Holdings,” and the “Company”) is offering up to 17,000,000 units (each, a “Unit” and, collectively, the “Units”), with each Unit consisting of one (1) share of our subordinate voting stock (each, a “Subordinate Share” and, collectively, the “Subordinate Shares”) and one (1) warrant to purchase an additional Subordinate Share at a price of $3.00 per share for a period beginning one (1) year after the offering statement to which this circular relates is qualified by the SEC and ending on the date three (3) years from date of issue (each, a “Warrant” and, collectively, the “Warrants”). Units are being sold on a “best efforts” basis by our officers and directors for $1.20 per Unit, for gross proceeds of up to $20,400,000. The minimum investment established for each investor is $2,500 unless such minimum is waived on a case by case basis by the Company. The sale of Units will commence upon qualification by the Securities Exchange Commission (“SEC”) of the offering statement to which this offering circular relates and will terminate on the earlier of the date (i) when all Units are sold and (ii) twelve (12) months thereafter, unless earlier terminated or extended by the Company for up to an additional ninety (90) days, in the Company’s sole discretion.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our Subordinate Shares and the Warrants offered hereby are not now listed on any national securities exchange or quotation system and there is no public market for the same.

This offering is being made pursuant to Tier 2 of Regulation A (Regulation A Plus), following the Form S-1 disclosure format for smaller reporting companies.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 5.

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Offering price per unit(2)	Proposed Maximum Aggregate offering price(2)	Commissionss And Discounts	Proceeds to Company(3)
Units consisting of 1 Subordinate Share and 1 Warrant	17,000,000	$1.20	$20,400,000	$0.00	$20,400,000

Notes:

(1)	Pursuant to Rule 416 under the Securities Act of 1933 the securities being registered hereunder include such indeterminate number of additional shares of Subordinate Shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	All amounts in this chart and circular are in U.S. dollars unless otherwise indicated.
(3)	The Company’s Units will be offered on a best efforts basis by the Company’s officers and directors. Accordingly, there are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Until the date forty (40) days from the date the offering statement to which this circular relates is qualified by the SEC, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a circular. This is in addition to the dealers’ obligation to deliver a circular when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “Zenlabs,” the “Company,” and “Zenlabs Holdings” refer to Zenlabs Holdings Inc. together with its wholly owned subsidiaries.

The Company

The Company was incorporated in British Columbia, Canada under the name “Zenlabs Holdings Inc.” on March 4, 2019. The Company’s head office is located at 7745 Arjons Drive, San Diego, California, USA 92126. The Company’s registered address is located at 595 Howe Street, Suite 704, Vancouver, BC, V6C 2T5. Our telephone number is 619-763-4901.

The operations of the Company are carried on through its wholly owned subsidiaries, Zenleaf LLC (“Zenleaf”) and PBI Design LLC (“PBI”). Zenleaf and PBI are limited liability companies formed under the laws of the State of California. Zenlabs acquired PBI January 1, 2019 and Zenleaf on October 31, 2019.

The Company’s securities are not traded on any national exchange or quoted on any trading platform and there is no market for the Units offered hereby or the securities underlying such Units. Nonetheless, the Company intends to apply to have its shares traded on the Canadian Stock Exchange following this offering, although it is possible that the Company would elect to remain privately traded. In addition to or in the alternative to the foregoing, we may elect to become a reporting company under the Exchange Act of 1934 or to become an alternative reporting company on OTCMarkets.com and apply for a trading symbol from the Financial Industry Regulatory Authority (“FINRA”) to have our subordinate shares traded in the U.S.

Business Overview

Zenleaf was formed in December 2017 for the purpose of cultivating, producing and selling higher quality cannabis and hemp through sophisticated pathogen indexing and elimination via high quality tissue cultures and proprietary propagation methodologies. PBI acts as paymaster entity for Zenleaf, handling financing, salaries and other financial activities for Zenleaf.

Zenleaf is an early stage cannabis and hemp company with operations based in California, USA. Zenleaf is currently building out a 12,393 square foot indoor facility located at the Arjons Facility (discussed below) where it intends to cultivate cannabis and operates a cannabis nursery. In addition to the Arjons Facility, Zenleaf holds a license to cultivate industrial hemp at the Oceanside Property (discussed below) and is in the process of applying for the licenses and permits required to operate the Oceanside Property as a cannabis cultivation facility.

Emerging Growth Company

We are an emerging growth company under the Jumpstart Our Business Startups Act (the “JOBS Act”). We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of subordinate voting equity securities of the issuer pursuant to an effective IPO registration statement;

(c)	the date on which such issuer has, during the previous three-year period, issued more than $1,070,000,000 in nonconvertible debt; or

(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

This circular relates to the sale of 17,000,000 Units at a price of $1.20 per Unit, for total offering proceeds of up to $20,400,000 if all offered Units are sold. Each Unit consists of one Subordinate Share and one Warrant to purchase an additional Subordinate Share at a price of $3.00 per share for a period of three years from date of issue. Notwithstanding the foregoing, Warrants may not be exercised until the date twelve (12) months the date the offering statement to which this circular relates is qualified by the SEC. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Units is not sold. The minimum amount established for investors is $2,500, unless such minimum is waived on a case by case basis by the Company, in its sole discretion. All funds raised by the Company from this offering will be immediately available for the Company’s use.

The aggregate purchase price to be paid by any investor for the securities sold hereby cannot exceed 10% of the greater of the investor’s annual income or net worth (for entity investors, revenues or net assets for the investor’s most recently completed fiscal year are used instead). The foregoing limitation does not apply to “accredited investors.”

Units offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell Units. Selling shareholders may offer their shares directly or through their respective broker-dealers. All Units will be offered on a “best-efforts” basis. Investors may be publicly solicited through our website, investment websites, social media, or otherwise.

This offering will terminate at the earlier to occur of: (i) all Units offered hereby are sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering by ninety (90) days, in its sole discretion.

ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular.

You should rely on only the information contained in this circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our Units. This circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

Any investment in our Units involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this circular before deciding whether to purchase our Units. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. In addition to the other information provided in this circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our Units. The following may not be a comprehensive list of all risks relating to the Company or an investment in its Units but are those risks as identified by the Company’s management as material.

Risks Related to this Offering

You will experience immediate and substantial dilution in the book value per share of the Subordinate Shares you purchase.

Because the price per share of our Subordinate Shares being offered will be higher than the book value per share of our Subordinate Shares, you will suffer substantial dilution in the net tangible book value of the securities you purchase in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Subordinate Shares in this offering.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital, and build out of its greenhouses and facilities. However, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Units from the Company has been arbitrarily determined.

Our management has determined the Units offered by the Company. The price of the Units we are offering was arbitrarily determined based upon the illiquidity and volatility of our Subordinate Shares, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the Units sold in this offering may be more or less than the fair market value for our Units.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of Subordinate Shares and Warrants and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders. There may be similar restrictions under the laws of the Canadian providences.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Subordinate Shares less attractive to investors.

We are an “emerging growth company,” as defined in the U.S. Jumpstart Our Business Startups Act, or the JOBS Act. The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our Subordinate Shares and Warrants are not currently listed on any national exchange or quotation system and there is no public market for our Units in the US or Canada.

Without a public market, holders of our Subordinate Shares and Warrants will have little to no liquidity in their investment. Investors should be prepared and have the means to hold our securities indefinitely.

Risks Related to our Business

Since we have a limited operating history in our industry, it is difficult for potential investors to evaluate our business.

Our short operating history in the cannabis industry may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success face risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs, build outs or commercialization efforts and could cause our business to fail. If we are able to access additional capital, it may be difficult to obtain or on unreasonable terms.

We expect to need substantial additional funding to pursue additional product development, build out our facilities and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel preclinical and lab work, planned clinical trials, or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs, build out of facilities or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Additional capital, whether through the offering of equity or debt securities, may not be available on reasonable terms. We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report on our audited financial statements for the fiscal year ended September 30, 2019 that included an explanatory paragraph expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need them, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have key-man insurance.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The legal cannabis and hemp industries are highly competitive and subject to rapid change. The industries continue to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of cannabis products, including validation procedures and regulatory matters. In addition, our products compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

If we are not able to attract and retain highly qualified personnel, we may not be able to successfully implement our business strategy.

Our ability to compete in the highly competitive cannabis industry depends upon our ability to attract and retain highly qualified managerial, scientific and compliance personnel. The loss of the services provided by certain key personnel could significantly hinder our operations. In addition, the competition for qualified personnel in the cannabis industry is intense and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As of the date of this circular, we have nine full-time employees. As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

As our products and Company are in a highly regulated industry, enforcement of current regulations, our failure to abide by regulations or significant and unforeseen changes in regulations or policy may have material impacts on our business.

At the U.S. federal level, cannabis is still illegal. Should the federal government begin to enforcement actions against the Company, it would materially impact our business. Conversely, should cannabis become federally legal, it is likely that the market would become flooded with competitors, many of which would likely be large conglomerates that would drive smaller operators such as Zenleaf out of the market.

In California, we are regulated by the California Department of Food and Agriculture (“CDFA”) for our cultivation business and the California Bureau of Cannabis Control (“BCC”) for our distribution business. Both the CDFA and the BCC have their own independent set of regulations. These regulations and the way they are interpreted by the BCC and CDFA, respectively, change frequently, making compliance difficult and costly. Should we fail to comply with applicable state regulations, we could be subject to sanctions or suspension or revocation of our Licenses. In addition, our Licenses expire annually. It is possible that the BCC or CDFA could elect not to renew any of our Licenses because of failure to meet a new or existing regulation, change in our structure that causes us not to meet license requirements or our failure to pay license fees timely. In addition to regulation at the state level, we are subject to local regulation by the cities of Oceanside and San Diego where we have facilities. Failure to comply with local regulations could also materially negatively impact our business and subject us to sanctions or suspension or revocation of our rights to operate in such cities. Our ability to comply with applicable regulations is costly and our inability to meet such costs could materially negatively impact our business.

The use of cannabis and hemp products in the United States may impact our business.

As with most products, it is very difficult to gauge accurately market acceptance of our products. While we are taking and will take significant efforts in selecting products that we believe represent the best opportunities for market adoption, such as unsatisfied needs, competitive environment, partnering potential, therapeutic potential, and target product profile potential, the ultimate market acceptance of a product is very difficult to predict.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus our efforts on particular research programs and products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. If we do not accurately evaluate the commercial potential or target market for a particular product, we may relinquish valuable rights to that product through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product. Any such failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, leases, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. We rely, and will continue to rely, on our related parties to maintain these services. If the pricing for these services changes, or if our related parties cease to provide these services, including by terminating agreements with us, we may be unable to obtain replacements for these services on the same terms without disruption to our business. This could have a material effect on our business, results of operations and financial condition. The details of certain of these transactions are set forth in “Transactions with Related Persons, Promoters and Certain Control Persons.” Related person transactions create the possibility of conflicts of interest with regard to our management, including that:

-	we may enter into contracts between us, on the one hand, and related parties, on the other, that are not the result of arm’s-length transactions;

-	our executive officers and directors that hold positions of responsibility with related parties may be aware of certain business opportunities that are appropriate for presentation to us as well as to such other related parties and may present such business opportunities to such other parties; and

-	our executive officers and directors that hold positions of responsibility with related parties may have significant duties with, and spend significant time serving, other entities and may have conflicts of interest in allocating time.

Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related person transactions could impair the confidence of our investors. It is possible that a conflict of interest could have a material adverse effect on our liquidity, results of operations and financial condition.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brand, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our proprietary methods, know-how, genetics, trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under federal law and certain states in which we may operate. There is a risk of certain valuable trade secrets being exposed to potential infringers. There is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into the rapidly growing cannabis and hemp markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our products significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we serve. If problems with our products arise, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We could be subject to costly product liability claims related to our products.

We face the risk that the use of our products may result in adverse side effects to people. We face even greater risks upon further commercialization of our products. An individual may bring a product liability claim against us alleging that one of our products causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in: the inability to commercialize our products; decreased demand for our products; the inability to commercialize our products; regulatory investigations that could require costly recalls or product modifications; loss of revenue; substantial costs of litigation; liabilities that substantially exceed our product liability insurance, which we would then be required to pay ourselves; an increase in our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all; the diversion of management’s attention from our business; and damage to our reputation and the reputation of our products. Product liability claims may subject us to the foregoing and other risks, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.

Our employees, independent contractors, consultants and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants and vendors may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates state or local regulations. It is not always possible to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, loss of our Licenses or other entitlements and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

Cannabis remains illegal under federal law in the U.S. where we operate, and any change in the enforcement priorities of the U.S. federal government could render our current and planned future operations unprofitable or even prohibit such operations.

We operate in the cannabis industry in the U.S., which is dependent on state laws and regulations pertaining to such industry; however, under federal law, cannabis remains illegal.

The United States federal government regulates drugs through the Controlled Substances Act (the “CSA”), which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States.

Currently, 33 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow the use of cannabis in some form. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA (see “Business—Government and Industry Regulation—The Cole Memo”). In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 18, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “Business—Government and Industry Regulation—FinCEN”).

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Farr Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds the United States Department of Justice (the “DOJ”). The Rohrabacher-Farr Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, a 9th Circuit federal appeals court ruled in United States v. McIntosh that the Rohrabacher-Farr Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state medical cannabis laws, provided that such conduct is in strict compliance with applicable state law. However, on January 4, 2018, the U.S. Attorney General, Jeff Sessions, issued a written memorandum (the “Sessions Memo”) to all U.S. Attorneys stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that given the Justice Department’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

We are not aware of substantial federal enforcement actions following the Sessions Memo; however, a significant change in the federal government’s enforcement policy with respect to current federal laws applicable to cannabis could cause significant financial damage to us.

We may not be able to maintain our banking accounts.

Many banks and credit unions will not accept deposits from legal marijuana businesses on a state or federal level because businesses that participate in cannabis-related activities are still deemed illegal under federal law. In addition, banks or other financial institutions may not make loans or other traditional banking services available. Although the Department of the Treasury issued guidelines (e.g., FinCEN) indicating that banks are permitted to provide services to cannabis-related companies in states that have legal cannabis as long as certain protocol are followed, many banks and credit unions are reluctant to accept deposits or will immediately close bank accounts of cannabis-related companies. In addition, the federal authorities may, at any time, change their policies and begin or continue penalizing banks or credit unions for providing services to cannabis-related companies in states that have legal cannabis. Additionally, even if banks or other financial institutions open accounts or provide financial services for the target companies, accounts may still be subject to financial or other disciplinary action by authorities. Any one of these or other related challenges could cause substantial losses and materially adversely impact the Company.

A lack of access to customary business banking relationships may cause the Company to carry large amounts of investments or revenues in cash that will likely be placed in large safes. These investments or business revenues may be subject to theft or subject the Company to other risks.

Any potential growth in the cannabis industry continues to be subject to new and changing state and local laws and regulations.

Changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be materially adverse to our business.

The cannabis industry faces significant opposition, and any negative trends could adversely affect our business operations.

We are substantially dependent on the continued market acceptance, and the proliferation of consumers, of medical and recreational cannabis. We cannot predict the future growth rate or future market potential, and any negative outlook on the cannabis industry may adversely affect our business operations.

We are subject to risks inherent in an agricultural business, including the risk of crop failure.

The cultivation of cannabis and hemp is an agricultural process. As such, our business is subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, insects, fire, plant diseases and similar agricultural risks. Although we currently grow our products indoors under climate-controlled conditions, there can be no assurance that natural elements, such as insects and plant diseases, will not entirely interrupt our production activities or have an adverse effect on our business. In addition, cannabis plants, including hemp, can be vulnerable to various pathogens including bacteria, fungi, viruses and other miscellaneous pathogens. Such instances often lead to reduced crop quality, stunted growth or death of the plant. Moreover, cannabis, including hemp, is “phytoremediative”, meaning that it may extract toxins or other undesirable chemicals or compounds from the ground in which it is planted. Various regulatory agencies have established maximum limits for pathogens, toxins, chemicals and other compounds that may be present in agricultural materials. If our cannabis plants, including hemp, are found to have levels of pathogens, toxins, chemicals or other undesirable compounds that exceed established limits, our product may not be suitable for commercialization and we may have to destroy the applicable portions of our crops.

We may not be able to store or transport our cannabis products to customers in a safe, timely and cost-efficient manner, and we may experience breaches of security at our facilities or loss as a result of theft of our products.

Because of the nature of our products and the limited legal channels for distribution, as well as the potential concentration of inventory in our facilities, we are subject to a heightened risk of theft of our product and other security breaches. The security of our products during transportation to and from our facilities is of the utmost concern. A breach of security at our one of our facilities, or during transport or delivery, could result in the significant loss of product as well as customers and may expose us to additional liability, including regulatory fines, litigation or increased expenses relating to the resolution and future prevention of similar events. Any failure to take steps necessary to ensure the safekeeping of our cannabis could also have an impact on our ability to continue operating under our existing Licenses, to renew or receive amendments to our existing Licenses or to receive required new Licenses.

There has been limited study on the health effects of cannabis and cannabis products, and future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the benefits, viability, safety, efficacy, dosing and social acceptance of such products.

Research regarding the benefits, viability, safety, efficacy and dosing of cannabis or isolated cannabinoids, such as CBD and THC, remains in relatively early stages. Few clinical trials on the benefits and risks of cannabis or isolated cannabinoids have been conducted.

Future research and clinical trials may draw opposing conclusions to statements contained in the articles, reports and studies currently favored, or could reach different or negative conclusions regarding the benefits, viability, safety, efficacy, dosing or other facts and perceptions related to medical or adult-use cannabis, which could adversely affect social acceptance of cannabis and the demand for our cannabis products.

The cannabis and hemp markets may experience supply and demand fluctuations.

If our inventory levels in the future become greater than consumer demand, we may have to engage in sale of excess inventory at discounted prices, which could significantly impair our brand image. Conversely, if we underestimate demand for our products, we may experience inventory shortages, which might delay shipments to customers, reduce revenue, negatively impact customer relationships and diminish brand loyalty. In addition, demand for cannabis and cannabis products is dependent on a number of social, political and economic factors that are beyond our control, including the novelty of legalization, which may wear off. A material decline in the economic conditions affecting consumers can cause a reduction in disposable income for the average consumer, change consumption patterns and result in a reduction in spending on cannabis products or a switch to other products obtained through illicit channels. There can be no assurance that market demand for cannabis will continue to be sufficient to support our current or future production levels or that we will be able to generate sufficient revenue to be profitable.

We will not be able to deduct many normal business expenses.

Under Section 280E of the U.S. Internal Revenue Code (“Section 280E”), many normal business expenses incurred in the cultivation and distribution of marijuana and its derivatives are not deductible in calculating Zenleaf’s federal income tax liability. A result of Section 280E is that an otherwise profitable business may in fact operate at a loss, after taking into account its income tax expenses. The application of Section 280E likely will have a material adverse effect on us.

Our ability to expand our business to other jurisdictions is highly uncertain.

The Company intends to continue expanding its operations to other jurisdictions. We will need to obtain licenses, permits, and other authorizations to operate a marijuana business in these jurisdictions, and we can provide no assurance that we will be able to successfully do so, or if we can obtain such authorizations, the amount of time and resources that will be required to do so. We cannot provide any assurances that we will be able to successfully expand our business to these and other jurisdictions.

We may not be able to register any federal trademarks for our marijuana products or seek protection under federal bankruptcy laws.

Because producing, manufacturing, processing, possessing, distributing, selling, and using marijuana is a crime under the Federal CSA, the United States Patent and Trademark Office will not permit the registration of any trademark that identifies marijuana products. As a result, we may be unable to protect our marijuana product trademarks, which could have a material adverse effect on our business. Similarly, cannabis companies have been denied protection under U.S. federal bankruptcy laws.

Laws will continue to change rapidly for the foreseeable future.

Local, state and federal laws and enforcement policies concerning marijuana-related conduct are changing rapidly and will continue to do so for the foreseeable future. Changes in applicable law are unpredictable and could have a material adverse effect on our business.

Significant interruptions in our access to certain key inputs such as labor, raw materials, electricity, water and other utilities may impair our cannabis growing operations.

Our business is dependent on several key inputs and their related costs, including raw materials, supplies and equipment related to our operations, as well as electricity, water and other utilities. Any significant interruption, price increase or negative change in the availability or economics of the supply chain for key inputs and, in particular, loss of any energy subsidies, rising or volatile energy costs could curtail or preclude our ability to continue production and may have a material adverse impact on our business and results of operations. In addition, our operations could be significantly affected by a prolonged power outage. Furthermore, our cultivation operations require a significant amount of electricity as a result it may be difficult for us to locate areas to construct additional cultivation operations as we grow.

Our ability to compete and grow cannabis is dependent on us having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of labor, equipment, parts and components.

Failure in our quality control systems may adversely impact our sales volume, market share and profitability.

The quality and safety of our products are critical to the success of our business and operations. As such, it is imperative that our quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training program, and adherence by employees to quality control guidelines. If, as a result of a failure in our quality control systems, contamination of, or damage to, our inventory or packaged products occurs, we may incur significant costs in replacing the inventory and recalling products. We may be unable to meet customer demand and may lose customers who must purchase alternative brands or products. In addition, consumers may lose confidence in the affected products. A loss of sales volume from a contamination event may occur, and such a loss may affect our ability to supply our current customers and to recapture their business in the event they are forced to switch products or brands, even if on a temporary basis. We may also be subject to legal action as a result of a contamination, which could result in negative publicity and affect our sales. During this time, our competitors may benefit from an increased market share that could be difficult and costly to regain.

Our cannabis products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources.

Cultivators and distributors of consumer goods products are sometimes subject to the recall or return of their products for a variety of reasons, including public health and public safety risks, product defects, adulteration, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. Although we have detailed procedures in place for testing our finished cannabis products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits, whether frivolous or otherwise. As a result of any such recall, we may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention or damage our reputation and goodwill or that of our products or brands.

Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, increased compliance costs and potential legal fees, fines, penalties and other expenses. Any product recall affecting the cannabis industry more broadly, whether or not involving us, could also lead consumers to lose confidence in the safety and security of such products, including products sold by us.

We will rely on third-party distributors to distribute our products, and those distributors may not perform their obligations.

We will rely on third-party distributors to distribute and sell our products to consumers. If these distributors do not successfully carry out their contractual duties, if there is a delay or interruption in the distribution of our products or if these third parties damage our products, it could negatively impact our revenue from product sales. Furthermore, any damage to our products, such as product spoilage, could expose us to potential product liability, damage our reputation and the reputation of our brands or otherwise harm our business and results of operations.

We may not be able to obtain adequate insurance coverage in respect of the risks we and our business face, the premiums for such insurance may not continue to be commercially justifiable or there may be coverage limitations and other exclusions which may result in such insurance not being sufficient to cover potential liabilities that we face.

Our insurance coverage is subject to coverage limits and exclusions and may not be available for the risks and hazards to which we are exposed. In addition, no assurance can be given that such insurance will be adequate to cover our liabilities, including potential product liability claims, or will be generally available in the future or, if available, that premiums will be commercially justifiable. If we were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, we may be exposed to material uninsured liabilities that could impede our liquidity, profitability or solvency.

If we are not able to comply with all safety, health and environmental regulations applicable to our operations and industry, we may be held liable for any breaches of those regulations.

Safety, health and environmental laws and regulations affect nearly all aspects of our operations, including product development, working conditions, waste disposal, emission controls, the maintenance of air and water quality standards and, with respect to environmental laws and regulations, impose limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Compliance with safety, health and environmental laws and regulations can require significant expenditures. There can be no assurance that we will always be in compliance with all safety, health and environmental laws and regulations notwithstanding our attempts to comply with such laws and regulations.

We may become subject to litigation, regulatory or agency proceedings, investigations and audits.

We may become subject to litigation, regulatory or agency proceedings, investigations and audits from time to time in the ordinary course of business, some of which may adversely affect our business. Should any litigation, regulatory or agency proceeding, investigation or audit in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating, the value or market price for the common shares and could require the use of significant resources. Even if we are involved in litigation, regulatory or agency proceedings investigations and audits and are ultimately successful, they can require the redirection of significant resources and may also create a negative perception of our brand. The outcome of any litigation, regulatory or agency proceedings investigations and audits is inherently uncertain. Unfavorable rulings, judgments or settlement terms could have a material adverse impact on our business and results of operations.

As a Canadian incorporated and resident company, our financial statements are prepared using International Financial Reporting Standards (“IFRS”), accounting principles, which are different than the accounting principles under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Our financial statements have been prepared in accordance with IFRS. IFRS is an internationally recognized body of accounting principles that are used by many companies outside of the United States to prepare their financial statements. Regulation A permits Canadian issuers such as Zenlabs to prepare and file their financial statements in accordance with IFRS rather than U.S. Investors who are not familiar with IFRS may misunderstand certain information presented in our financial statements. Accordingly, we suggest that readers of our financial statements familiarize themselves with the provisions of IFRS accounting principles in order to better understand the differences between these two sets of principles. Notwithstanding the foregoing, our subsidiary financial statements have been prepared in accordance with U.S. GAAP.

Certain legislation in Canada contain provisions that may have the effect of delaying or preventing a change in control.

Certain provisions of our constating documents and governing legislation, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our common shares.

For example, under the Business Corporations Act (British Columbia) (“BCA”):

●	certain matters require the approval of holders of two-thirds of the votes cast at a meeting of the company’s shareholders, including amendments to its articles. This may make it more difficult for us to complete certain types of corporate transactions deemed advisable by the board of directors; and

●	a bidder seeking to acquire us would need, on a compulsory acquisition (tender offer), to receive shareholder acceptance in respect to 90% of our outstanding shares. If this 90% threshold is not achieved in the offer, under the BCA, the bidder would not be able to complete a “second step merger” to obtain 100% control of us. Accordingly, an offer (tender) of 90% of our outstanding shares will likely be a condition in a tender offer to acquire our shares rather than 50% as is more common in tender offers for corporations organized under U.S. law.

Additionally, The Investment Canada Act requires that a “non-Canadian,” as defined therein, file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a Canadian business, where prescribed financial thresholds are exceeded. Otherwise, there are no limitations either under the laws of Canada or in our articles on the rights of non-Canadians to vote or hold our common shares. (Given our current size and industry we do not believe these rules would apply to us.)

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

Risks Related to our Securities

We cannot assure you that our Subordinate Shares will become eligible for listing or quotation on any exchange and the failure to do so may adversely affect your ability to dispose of our Subordinate Shares in a timely fashion.

Our Subordinate Shares and Warrants are not currently listed on any exchange or quotation system in the U.S. or Canada and there is no public market for our securities. We hope to have our Subordinate Shares listed on the Canadian Stock Exchange (“CSE”) following this offering, but there is no guarantee that such event will occur. For our Subordinate Shares to become eligible for listing or quotation on any exchange, we must meet and maintain certain criteria. We may not be able to meet all the filing requirements and may not be able to satisfy the initial standards for listing or quotation on any exchange in the foreseeable future or at all. Even if we are able to become listed or quoted on an exchange, we may not be able to maintain a listing of the Subordinate Shares on such stock exchange.

There is not now, nor has there been since our inception, any trading activity in our Subordinate Shares or a market for our securities, and an active trading market for our shares may never develop or be sustained. As a result, investors in our Units must bear the economic risk of holding those shares for an indefinite period of time. As a result of these and other factors, you may be unable to resell your shares of our Subordinate Shares or Warrants at or above the price for which you purchased them, or at all. Further, an inactive market may also impair our ability to raise capital.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders.

Our articles permit us to issue an unlimited number of common shares without additional shareholder approval.

Our articles permit the issuance of an unlimited number of common shares, and shareholders will have no pre-emptive rights in connection with such further issuance. Additional issuances of our securities may involve the issuance of a significant number of common shares at prices less than the current market price for the common shares. Issuances of substantial numbers of common shares, or the perception that such issuances could occur, may adversely affect prevailing market prices of our common shares. Any transaction involving the issuance of previously authorized but unissued common shares, or securities convertible into common shares, would result in dilution, possibly substantial, to security holders.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and large stockholders own a significant percentage of our outstanding capital stock. As of March 6, 2020, our executive officers, directors, and holders of 5% or more of our Subordinate Shares and multi-voting shares stock, including their respective affiliates, beneficially owned approximately 41.98% of our outstanding Subordinate Shares, 93.94% of our outstanding multi-voting shares and 72.87% of the eligible votes of the Company. These stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our Subordinate Shares that some of our stockholders may believe is in their best interest.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of Units by the Company and the intended uses of such proceeds over an approximate twelve (12) month period. It is possible that the Company may not raise the entire $20,400,000 in Units being offered through this Offering Circular. In such case, it will reallocate its use of proceeds as the board of directors deems to be in the best interests of the Company in order to effectuate its business plan. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%
Gross Offering Proceeds	$20,400,000	$15,300,000	$10,200,000	$5,100,000
Offering Costs(1)	$150,000	$150,000	$150,000	$150,000

Use of Net Proceeds:
Greenhouse Construction(2)	$13,578,400	$10,183,800	$6,789,200	$3,394,600
Greenhouse Operation(3)	$3,200,000	$2,400,000	$1,600,000	$800,000
Working Capital(4)	$3,471,600	$2,566,200	$1,660,800	$755,400

Notes:

(1)	The Company expects to spend approximately $150,000 in expenses relating to this offering, including legal, accounting, travel, printing and other misc.
(2)	Each greenhouse is anticipated to cost approximately $1,697,300 to construct and equip. The greenhouses will be built on the Oceanside Property following approval from the Oceanside Building Department of such construction.
(3)	The cost of operating each greenhouse for the first year is anticipated to be approximately $400,000, including payroll and other service-related expenses.
(4)	The Company will use working capital to pay for miscellaneous and general operating expenses, as well as research and development and legal fees relating to securing and protecting the Company’s intellectual property.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the Units, we have considered a number of factors including, but not limited to, the illiquidity and volatility of our Units, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the Units sold in this offering may be more or less than the fair market price for our Units.

DILUTION

Investors in this offering will experience immediate dilution, as exampled below, from the sale of Units by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our Subordinate Shares and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value is currently estimated at $3,419,979, or approximately $0.096 per Subordinate Share. Net tangible book value per Subordinate Share represents our total tangible assets less total liabilities, divided by the number of shares of Subordinate Shares outstanding.

Net tangible book value dilution per Subordinate Share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of Subordinate Shares immediately after completion of this offering. After giving effect to our sale of the maximum offering amount of $20,400,000 in securities, assuming $0 in offering or other expenses, our as-adjusted net tangible book value as of September 30, 2019 would have been approximately $23,819,979 or $0.454 per share. This represents an immediate increase in net tangible book value of $0.358 per share to existing stockholders and an immediate dilution in net tangible book value of $0.746 per share to investors of this offering, as illustrated in the following table:

Public offering price per share	$1.200
Net tangible book value per share	$0.096
Increase in net tangible book value per share attributable to new investors	$0.358
Adjusted net tangible book value per share	$0.454
Dilution per share to new investors in the offering	$0.746

The above calculations are based on 20,454,523 Subordinate Shares issued and outstanding before adjustments and 37,454,523 Subordinate Shares to be outstanding after adjustment. The above calculations factor in the multi voting shares but do not factor the Warrants to be issued hereunder. The foregoing is for illustrative purposes only.

PLAN OF DISTRIBUTION

We are offering up to 17,000,000 Units for $1.20 per Unit, for a total of up to $20,400,000 in gross offering proceeds, assuming all securities are sold. Each Unit consists of one Subordinate Share and one Warrant to purchase an additional Subordinate Share at a price of $3.00 per share for a period of three years from the date of issuance. Warrants may not be exercised until the date one (1) year from the date the offering statement to which this relates is qualified by the SEC. The minimum investment for any investor is $2,500, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum offering amount or escrow required as a condition to closing and we may sell significantly fewer Units than those offered hereby.

Currently, we plan to have our directors and executive officers sell the securities on our behalf. They will receive no discounts or commissions. Our executive officers will deliver this circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors, including, but not limited to, the use of social media, newscasts, advertisements, roadshows and the like.

As of the date of this circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will file a supplement to this circular to identify them.

Our directors and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

●	the person is not at the time of their participation an associated person of a broker-dealer; and

●	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past twelve (12) months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every twelve (12) months.

Our Subordinate Shares and Warrants are not now listed on any national securities exchange or the NASDAQ stock market nor listed on any quotation system. There is currently no market for our securities and there is no guarantee that an active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange or be quoted on OTC Markets. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares. Nonetheless, the Company intends to apply to have its shares traded on the Canadian Stock Exchange following this offering, although it is possible that the Company would elect to remain privately traded. In addition to or in the alternative to the foregoing, we may elect to become a reporting company under the Exchange Act of 1934 or to become an alternative reporting company on OTCMarkets.com and apply for a trading symbol from FINRA to have our Subordinate Shares traded in the U.S.

Upon this circular being qualified by the SEC, the Company may offer and sell Units from time to time. This offering will terminate at the earlier to occur of: (i) all Units offered hereby are sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering by ninety (90) days, in its sole discretion.

There can be no assurances that the Company will sell any or all of the securities. All Units will be offered on a “best efforts” basis.

Should any fundamental change occur regarding the status or other matters concerning the Company, we will file an amendment to this circular disclosing such matters.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

All subscription agreements and checks are irrevocable until accepted and should be delivered to the Company at the address provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company. In conjunction with submission of a subscription agreement, each investor will be required to execute a copy of the Company’s shareholders’ agreement (the “Shareholders’ Agreement”), attached as an exhibit to the subscription agreement. Pursuant to the Shareholders’ Agreement, each shareholder will be limited in the manner and number of shares it is able to be transfer to third parties. Each investor will be required to make certain representations in the Shareholder Agreement relating to its suitability for investment in a cannabis related company. In addition, each investor must agree to provide such information as requested by the city of San Diego, the city of Oceanside, the CDFA, CDPH or BCC relating to Zenleaf and must agree to be listed as a “financially interested party” in Zenleaf as a result of its ownership in the Company or as an “owner” of Zenleaf should such investor acquire 20% or more of the interests or profits in the Company. Being classified as an owner places certain additional liabilities on an investor and would require a background check. There are limits on transfer of shares in the Company and the issuance of shares by the Company under the Shareholders’ Agreement. Investors may not transfer their shares in the Company except in accordance with the shareholders’ Agreement. In addition, pursuant to the Shareholder Agreement, if an investor is found to be disqualified from being a financially interested party or owner of the Company, or otherwise jeopardizes Zenleaf’s acquisition or maintenance of its required licenses, the shareholder will forefeet its interests in the Company and the Company will repurchase all interests of the Company held by such investor so that such investor will no longer be a shareholder of the Company. It should be noted that all future shareholders will be required to execute the Shareholders’ Agreement but that not all current shareholders have executed such agreement and may not in the future.

The Company will deliver stock certificates to the purchasers within five (5) days from request by a shareholder; otherwise shareholders’ Subordinate Shares will be noted and held on the book records of the Company. The Company will deliver Warrants to the purchasers within five (5) days from acceptance of a subscription.

We will not apply for “blue sky” registration in any state. If applicable, the Units may not be offered or sold in certain jurisdictions unless they comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the Units only in the jurisdictions in which an exemption from the registration requirements is available, and purchases of Units may be made only in those jurisdictions.

DESCRIPTION OF SECURITIES

The following description is a summary of the material rights of shareholders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws. Each of the foregoing documents has been filed as an exhibit to this circular.

Subordinate Voting Shares

We are authorized to issue an unlimited number of Subordinate Shares with Nil par value per share. As of March 6, 2020, there were approximately 20,454,523 Subordinate Shares issued and outstanding.

A description of the rights and restrictions of the Subordinate Voting Shares is set forth below:

Right to Notice and Vote:

Holders of Subordinate Voting Shares will be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares will be entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights:

As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Dividends:

Holders of Subordinate Voting Shares will be entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as converted to Subordinate Voting Share basis) on the Multiple Voting Shares.

Participation:

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

Changes:

No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Multiple Voting Shares

We are authorized to issue an unlimited number of multiple voting shares (referred to herein as “multi-voting shares” or “Multiple Voting Shares”) with Nil par value per share. As of March 6, 2020, there were approximately 149,998 multiple voting shares issued and outstanding.

A description of the rights and restrictions of the Multiple Voting Shares is set forth below:

Right to Vote:

Holders of Multiple Voting Shares will be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Multiple Voting Shares will be entitled to two votes in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 200 votes per Multiple Voting Share held).

Class Rights:

As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Dividends:

The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board of the Company may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.

Participation:

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares.

Changes:

No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Warrants

Each warrant offered hereby may be exercised into one (1) Subordinate Share. Warrants may be exercised any time after the date one (1) year from the date the SEC qualifies the offering statement to which this circular relates until the date three years from its issuance. Warrants may be exercised for U.S. $3.00 per share. No warrant may be exercised if after issuance the holder would beneficially own more than 9.9% of the Company’s voting stock (as determined under Rule 13d-3 of the Securities Exchange Act of 1934).

INTEREST OF NAMED EXPERTS

The audited financial statements of the Company as of September 30, 2019 have been included herein in reliance upon the reports of Dale Matheson Carr-Hilton Labonte LLP Chartered Professional Accountants, for the period ended and as of September 30, 2019 upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Zenleaf as of September 30, 2019 and 2018 have been included herein in reliance upon the reports of Dale Matheson Carr-Hilton Labonte LLP Chartered Professional Accountants, for the period ended and as of September 30, 2019 and 2018 upon the authority of said firm as experts in accounting and auditing.

The legality of the securities offered under this offering circular is being passed upon by O’Neill Law LLP.

DESCRIPTION OF BUSINESS

Organization

The Company was incorporated in British Columbia, Canada, under the name “Zenlabs Holdings Inc.” on March 4, 2019. The Company’s head office is located at 7745 Arjons Drive, San Diego, California, USA 92126. The Company’s registered address is located at 595 Howe Street, Suite 704, Vancouver, BC, V6C 2T5.

The operations of the Company are carried on through its wholly owned subsidiaries Zenleaf LLC (“Zenleaf”) and PBI Design LLC (“PBI”). Zenleaf and PBI are limited liability companies formed under the laws of the State of California.

The Company’s securities are not traded on any national exchange or quoted on any trading platform and there is no market for the Units offered hereby. Nonetheless, the Company intends to apply to have its shares traded on the Canadian Stock Exchange following this offering, although it is possible that the Company would elect to remain privately traded. In addition to or in the alternative to the foregoing, we may elect to become a reporting company under the Exchange Act of 1934 or to become an alternative reporting company on OTCMarkets.com and apply for a trading symbol from the Financial Industry Regulatory Authority to have its Subordinate Shares traded in the U.S.

Business

Zenlabs Holdings Inc. is a development stage company formed for the specific purpose of being a holding company for Zenleaf and its related entities. Prior to the acquisition of Zenleaf and PBI, Zenlabs had no active operations.

On October 31, 2019, Zenlabs acquired Zenleaf pursuant to the terms of a merger agreement (the “Zenleaf Merger Agreement”), and its addendum (the “Addendum”), entered into among Zenlabs, Zenlabs Merger Sub, LLC, a wholly owned subsidiary of Zenlabs formed for the purpose of completing the acquisition of Zenleaf (“Zenlabs MergeCo”), and Zenleaf. Zenlabs MergeCo was merged with and into Zenleaf, with Zenleaf as the surviving entity, and Zenleaf became a wholly owned subsidiary of Zenlabs. Pursuant to the terms of the Zenleaf Merger Agreement and the Addendum, Zenlabs issued a total of 149,998 Multiple Voting Shares to the former members of Zenleaf.

Zenleaf completed a merger with Zenleaf Labs LLC, a California limited liability company (“Zenleaf Labs”) on August 14, 2019 (the “Zenleaf Labs Merger”) pursuant to a merger agreement and plan of merger dated August 13, 2019 (the “Zenleaf Labs Merger Agreement”). As a result of the Zenleaf Labs Merger, Zenleaf Labs merged with and into Zenleaf, with Zenleaf as the surviving entity, for the total consideration of $10.00 paid to the members of Zenleaf Labs.

Zenleaf is an early stage cannabis and hemp company with operations based in California, USA. Zenleaf is currently building out a 12,393 square foot indoor facility located at the Arjons Facility (discussed below). In addition to the Arjons Facility, Zenleaf holds a license to cultivate industrial hemp at the Oceanside Property (discussed below) and is in the process of applying for the licenses and permits required to operate the Oceanside Property as a cannabis cultivation facility.

Through the Arjons Facility and the Oceanside Property, Zenleaf plans to cultivate, produce and sell higher quality cannabis and hemp using sophisticated pathogen indexing and elimination via high quality tissue cultures and proprietary propagation methodologies.

Proprietary Propagation Methodology

Through its team of growers, Zenleaf has developed a proprietary micropropagation method for cultivating and growing cannabis and hemp plants. Conventional cannabis and hemp cultivation and propagation methodologies use cloning or seeding to produce large scale numbers of cannabis or hemp plants.

Conventional cloning uses cuttings from one plant (the “mother plant”) to create new plants that are genetic clones of the original plant. Compared to seeding, cloning can shorten the production time by weeks and ensure an entire crop of all female, genetically uniform cannabis plants with desired traits. This uniformity is even more critical in a legalized commercial market in which both regulators and consumers demand consistent quality and safety in their cannabis products.

While cloning has many positives over traditional seeding, especially in commercial agriculture, there are some drawbacks to this method when growing cannabis. One problem is contamination. Even with the most stringent environmental controls and pest management systems, the process of cloning is prone to carrying viruses, mold, other diseases and pests into the next generation. Another issue can be genetic mutation. Mother plants must be meticulously cared for and kept in a constant vegetative state in order to keep producing clones. Even under the best controlled environments, mother plants can become stressed, which can negatively impact plant quality and harvest yield. In addition, because growing environment can have such a large influence on a plant’s phenotype, fully grown clones may not have the same characteristics as the mother plant. This can result in further phenotype variations in later generations that make it challenging to ensure the genetic integrity of the strain across future crops. In addition, conventional cloning is limited by the number of mother plants, and the rate at which they can be clipped without becoming overstressed, which in turn limits a grower’s ability to scale production.

Zenleaf has developed a proprietary micropropagation method that allows for better quality production with a smaller footprint. Zenleaf collects tissue samples from mother plants that undergo a tightly controlled process that begins with sterilization, followed by a series of nutrient-based growing solutions to trigger development. Throughout this process, temperature, humidity and light are uniformly controlled to ensure consistent results. This precision control over the growing environment can enhance the genetic potential of each cannabis plant to produce a more potent product. Once large enough and ready for trimming, the plant is multiplied into many identical plant shoots for starter plants that can be placed into a growing environment for production. The Zenleaf process enables better cannabis plants without decreasing potency and are free of pests, viruses and other harmful pathogens. The near certainty of producing pathogen-free plants is one of the biggest benefits of the Zenleaf process.

Arjons Facility

The Arjons Facility is a 12,393 square foot facility located in San Diego, California that will be used by Zenleaf for the cultivation and distribution of cannabis. Zenleaf has secured a Conditional Use Permit (“CUP”) from the City of San Diego to conduct commercial cannabis cultivation, trimming, extraction, storage, and distribution activities at the Arjons Facility. Zenleaf has also secured a nursery, indoor cultivation and distribution licenses from the State of California for the Arjons Facility as set forth below:

License Type	Application ID Number	Expiry Date
Nursery Cultivation License	CCL19-0001263	August 16, 2020
Distributor-Transport Only	C13-0000066-LIC	June 27, 2020
Small Indoor Cultivation License	CCL19-0003111	August 16, 2020

With these licenses, Zenleaf is carrying out its planned tissue culture operations, genetic banking and nursery activities at the Arjons Facility. As of December 2019, Zenleaf has collected over 200 genetic varieties of cannabis at the Arjons Facility. Most samples contain between 23-29% THC, making them high-quality and desirable in the current market. Zenleaf’s transport only distribution license allows it to distribute cannabis goods between licensees, but not to transport any cannabis goods, except for immature cannabis plants and/or seeds, to a licensed retailer or to the retailer portion of a licensed microbusiness.

Zenleaf is currently in the process of constructing small scale indoor cannabis cultivation facilities at the Arjons Facility. Upon completion of this buildout, Zenleaf will be permitted cultivate high quality cannabis flower. Zenleaf anticipates the completion of buildout of the indoor cultivation facilities will cost approximately $1,600,000 and be completed in the calendar second quarter of 2020. Zenleaf has already secured funding for this build out and does not intend to use proceeds from this offering for the Arjons Facility.

Upon completion of the buildout, Zenleaf anticipates having 5,500 square feet of canopy space at the Arjons Facility, which is expected to produce approximately fifty-four (54) pounds of cannabis per week. The canopy space will be in indoor facilities to allow for complete light and environmental control during the growing process. Since the lighting and environment within the indoor facilities can be optimized for growing conditions, cannabis can be harvested year-round. The high-quality Arjons Facility cannabis is expected to sell for approximately $1,500 per pound.

In April 2019, Zenleaf transferred the Arjons Facility to ZLCA pursuant to a Property Assignment Agreement and a Novation Agreement (collectively, the “Arjons Facility Agreements”). Pursuant to the Arjons Facility Agreements, ZLCA agreed to assume debt in the amount of $2,000,000 represented by a Promissory Note issued in favor of various arms’ length lenders by Zenleaf. ZLCA’s manager is Michael Boshart, the current president of Zenlabs.

Zenleaf currently leases the Arjons Facility from ZLCA, LLC (“ZLCA”). Under the terms of its lease for the Arjons Facility, Zenleaf agreed to pay an initial base rent of $22,307.40 per month to ZLCA. On June 1, 2020 the base rent for the Arjons Facility will be increased by $0.60 per square foot. Thereafter, base rent for the Arjons Facility will increase by 3% per year. In addition to the base rent for the Arjons Facility, Zenleaf has agreed to pay to ZLCA 5% of Zenleaf’s monthly revenue less a credit for rent paid on the Arjons Facility once its revenues reach $3,000,000, which percentage rent will be capped at $300,000 per year. Michael Boshart, the president of Zenlabs and Zenleaf, is the owner of a 25.5% interest in ZLCA. Zenleaf has been granted the option to purchase the Arjons Facility from ZCLA for fair market value plus 20%. The purchase option shall commence on June 15, 2021 and expire on the date two (2) years thereafter, at which time it will become null and void. The lease is guaranteed by the Company.

Oceanside Property

The Oceanside Property consists of two lots located at 5710 N. River Rd., Oceanside California 92057 (the “5710 Lot”) and 5712 N. River Rd., Oceanside California 92057 (the “5712 Lot”). Zenleaf holds a license to cultivate industrial hemp as a grower under registration #37-190002G. The license is valid until May 12, 2020 and is renewed on an annual basis.

Zenleaf entered into an agreement dated January 1, 2020 with Metz Properties LLC (“Metz Properties”), a company controlled by Karl Metz, a related party being the COO of Zenlabs and Zenleaf, to grow young industrial hemp plants at a cost of $1.00 per plant. Metz Properties’ engagement is due to the fact that it has significant nursery and agriculture experience for growing various foods and plants.

Also on January 1, 2020, Zenleaf and Metz Properties entered into a lease agreement whereby Zenleaf has agreed to lease and complete a build out of a 25,000 square foot facility located on the Oceanside Property. In consideration of the lease, Zenleaf has agreed to pay Metz Properties $5,000 per month. Further, up until December 31, 2020, Zenleaf will have the right to purchase the Oceanside Property for $4,000,000. Zenlabs anticipates the build out will cost approximate $250,000 and be completed in the second quarter of 2020.

We intend to continue selling hemp clones until such time as the Oceanside Property receives all permits and licenses necessary to cultivate cannabis. We have found selling hemp clones to be an efficient way to generate capital since it takes merely fourteen (14) weeks for a mother plant to grow from a seed to being able to create clones of herself and, since hemp is federally legal within the U.S, it can be shipped nationally. As of December 2019, Zenleaf’s industrial hemp sales totaled approximately 498,000 clones sold. Nonetheless, the Company believes selling cannabis will be more profitable since Zenleaf and Metz Properties currently only harvest hemp clones during one season of the year, from May to July, and cannabis plants may be cloned and harvested indoors year-round.

Upon approval from the Building Department of the City of Oceanside, Zenleaf expects to build greenhouses on ten (10) acres designated at the 5710 Lot and two acres designated at the 5712 Lot for such cultivation. The number of greenhouses to be built has not yet been determined and will be based largely on the proceeds generated under this offering and applicable city and state regulations. Notwithstanding the foregoing, before Zenleaf can cultivate cannabis at the Oceanside Property, it must receive its cultivation license from the CDFA, for which it must still complete the application.

Regulatory Overview

The following is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where Zenlabs is currently involved through its subsidiaries and controlled entities. Zenleaf is directly and indirectly engaged in the cultivation, manufacture, possession, use, sale or distribution of hemp and cannabis in the recreational and/or medicinal cannabis marketplace in the State of California.

Although hemp and cannabis come from the same plant genus and species, they are legally distinct and are generally regulated, respectively, by two separate overarching bodies of law: the 2018 Farm Bill for hemp, and the CSA for cannabis. Hemp, by legal definition, contains less than 0.3% THC on a dry weight basis, which is not a sufficient level to create a psychoactive effect like cannabis.

Hemp

The 2018 Farm Bill permanently removed hemp from the purview of the CSA. Hemp is now deemed an agricultural commodity, no longer able to be classified as a controlled substance, like cannabis. Furthermore, by redefining hemp to include its derivatives, extracts, and cannabinoids, Congress explicitly removed popular hemp products - such as hemp-derived Cannabidiol (“CBD”), from the purview of the CSA. Accordingly, the Drug Enforcement Agency (“DEA”) no longer has any claim to interfere with the interstate commerce of hemp products, so long as the THC level is at or below 0.3% on a dry weight basis. The 2018 Farm Bill also provides that state and tribal governments may impose separate restrictions or requirements on hemp growth and the sale of hemp products. However, they cannot interfere with the interstate transportation or shipment of hemp or hemp products.

However, certain government agencies (such as the FDA) and certain federal officials have challenged the scope of permissible commercial activity. The FDA is currently evaluating whether hemp-based CBD products can be sold in the U.S. This matter is still in active discussion with the FDA and is unresolved as at the date hereof. On April 2, 2019 the FDA announced that it would conduct its first hearing to review cannabis-derived compounds as they pertain to food, drinks and dietary supplements on May 31, 2019. The results of such public hearing and any potential effect on FDA regulations remain unknown at this time.

Confusion and uncertainty regarding the sale of hemp and hemp derived CBD products partially result from that hemp and cannabis are both derived from the cannabis plant. In addition, there is a rapidly changing regulatory environment governing hemp and hemp-derived CBD products. However, the removal of hemp and its extracts, including CBD, from the CSA pursuant to the 2018 Farm Bill, and the FDA’s indication that it is considering using its authority to issue a regulation that will specifically allow hemp-derived ingredients in foods and supplements, are major developments toward the end of the regulatory barriers applicable to the sale of hemp-derived CBD products. Stakeholders take different positions regarding the scope of legal activity in light of the interplay of federal and state law, and in light of recent developments such as the 2018 Farm Bill, the September 30, 2017 decision of the World Anti-Doping Agency to drop CBD from its list of prohibited substances, and the World Health Organization Expert Committee on Drug Dependence preliminary report finding that CBD is safe, well-tolerated and non-addictive.

United States Federal Regulation of Hemp

Biologically, hemp is a variety of the cannabis sativa plant. Hemp is a term used to describe cannabis plants that contain 0.3% or less THC (the psychoactive compound in cannabis plants) content by dry weight.

Prior to the 2018 Farm Bill, all cannabis was scheduled as a controlled substance under the CSA, making the cultivation or sale of hemp in the United States illegal for any purpose. The 2018 Farm Bill removed hemp from the list of controlled substances under the CSA. The 2018 Farm Bill also redefined hemp as cannabis sativa having a THC concentration of not more than 0.3% on a dry weight basis, thus removing hemp and hemp-derived CBD from the purview of the CSA.

As a result, hemp is now deemed an agricultural commodity under the regulatory purview of the U.S. Department of Agriculture (the “USDA”) and is no longer classified as a controlled substance under the CSA. However, the CSA continues to control non-hemp cannabis plants (i.e. cannabis plants having THC content greater than 0.3%) as controlled substances. Although chemically and genetically distinct, hemp and non-hemp cannabis appear similar to the naked eye. The active enforcement of non-hemp cannabis products under current federal law could inadvertently target hemp or hemp derived products.

The 2018 Farm Bill requires that hemp production occur in compliance with plans administered by individual states or tribal governments, or by the USDA. Over a one-year transition period, state hemp plans that document the existence of procedures for tracking properties where hemp is grown, verifying that the crop is hemp, and enforcing against violations of the law will be submitted to the USDA. The USDA must act on such plans within sixty (60) days and has no authority to reject any plan that conforms to the relevant provisions. For hemp production in any state or tribal territory for which USDA has not approved a hemp plan, USDA will have primary regulatory authority, production must comply with USDA’s hemp plan, and the producer must have a license issued by USDA. State and tribal governments may impose separate restrictions or requirements on hemp cultivation and the sale of hemp products; however, they cannot interfere with the interstate transport of hemp or hemp products. Under the 2018 Farm Bill, the FDA retains its authority to regulate ingestible and topical products, including those that contain hemp and hemp extracts such as CBD.

Cannabis

United States Federal Regulation of Cannabis

In the United States, cannabis is regulated primarily at the state level. However, state laws regulating cannabis are in direct conflict with United States federal law, and the CSA in particular. The United States federal government regulates drugs through the CSA, which classifies cannabis (with the exception of hemp, which is no longer governed by the CSA) as a Schedule I drug. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. As a result, under United States federal law, the use, possession, cultivation and distribution of cannabis is illegal.

In contrast to the CSA and United States federal law, 33 states and the District of Columbia, have legalized adult-use and/or medical marijuana. However, under the United States Constitution, U.S. federal law has pre-eminence over state law where the two conflict. Previously, the United States federal government sought to provide guidance to enforcement agencies and banking institutions with the introduction of the Cole Memo, issued by the then U.S. Deputy Attorney General James Michael Cole in 2013. The Cole Memo offered guidance to federal law enforcement agencies as to how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana. The Cole Memo noted that several U.S. states had enacted laws relating to cannabis, and noted that cannabis related activities in U.S. states that had strong and effective regulatory enforcement controls, and that were conducted in compliance with those controls, did not threaten U.S. federal priorities. On January 4, 2018, former U.S. Attorney General Jeff Sessions issued a memorandum to U.S. district attorneys which rescinded the Cole Memo. With the Cole Memo rescinded, U.S. federal prosecutors have been given discretion in determining whether to prosecute cannabis related violations of U.S. federal law.

Since 2015, the Rohrbacher-Farr amendment (also known as the Rohrbacher-Blumenauer amendment, the Leahy amendment and the Hinchey-Rohrbacher amendment) to U.S. congressional spending bills has prevented the Department of Justice from spending federal funds to interfere with the implementation of state medical marijuana laws, and from prosecuting medical marijuana suppliers that comply with state medical marijuana laws. In June 2019, the U.S. House of Representatives approved the Blumenauer-McClintock-Norton amendment, which, if passed into law, would similarly prevent the Department of Justice from spending federal funds to interfere with state adult-use (i.e. recreational) cannabis laws. The Blumenauer-McClintock-Norton amendment has not yet been passed by the U.S. Senate, and has not been passed into law. In addition, because the Rohrbacher-Farr amendment, and, if passed, the Blumenauer-McClintock-Norton amendment, are amendments to federal spending bills, they must be renewed each year, and should not be viewed as U.S. federal legalization of medical cannabis. Furthermore, unless the Blumenauer-McClintock-Norton amendment is passed into law, of which there is no assurance, the Department of Justice is not prevented from prosecuting recreational cannabis suppliers – even those in compliance with state recreational cannabis laws.

In addition, due to the categorization of cannabis as a Schedule I drug under the CSA, U.S. federal law makes it illegal for financial institutions that depend on the Federal Reserve’s money transfer system to take any proceeds from cannabis sales as deposits. Banks and other financial institutions could be prosecuted for money laundering by providing services to cannabis-related businesses under the United States Currency and Foreign Transactions Reporting Act of 1970 (the “Bank Secrecy Act”).

The Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) has issued guidance advising federal prosecutors not to focus enforcement efforts on financial institutions that provide services to cannabis-related businesses that comply with state laws. The FinCEN guidance also clarifies that financial institutions can be consistent with their obligations under the Bank Secrecy Act by taking certain customer due diligence steps, but that they do so at their own risk. This has resulted in many financial institutions being unwilling to risk potential violation of federal law, and refusing to provide services to cannabis-related businesses. In some cases, banks that have provided services to cannabis-related businesses in the past have closed accounts and refused to open new accounts for cannabis related businesses.

In addition, Section 280E of the U.S. Internal Revenue Code prohibits businesses that engage in the trafficking of controlled substances under Schedule I or II of CSA from taking tax deductions or credits. As a result, the U.S. Internal Revenue Service has prohibited cannabis-related businesses, including medical cannabis suppliers operating in states that permit medical cannabis, from making deductions for ordinary business expenses. As a result, cannabis-related businesses in the United States effectively pay higher U.S. federal tax than other businesses.

State Regulation of Cannabis - California

Zenleaf’s current operations are limited to the State of California. In 1996, California was the first state to legalize medical marijuana through Proposition 215, the Compassionate Use Act of 1996 (“CUA”). Oakland, California, was the first jurisdiction to license commercial cannabis activities in the United States. This legalized the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine, or any other illness for which marijuana provides relief.

In 2003, Senate Bill 420 was signed into law establishing an optional identification card system for medical marijuana patients.

In September 2015, the California legislature passed three bills collectively known as the “Medical Cannabis Regulation and Safety Act” (“MCRSA”). The MCRSA established a licensing and regulatory framework for medical marijuana businesses in California. The system created multiple license types for dispensaries, infused products manufacturers, cultivation facilities, testing laboratories, transportation companies, and distributors. Edible infused product manufacturers would require either volatile solvent or non-volatile solvent manufacturing licenses depending on their specific extraction methodology. Multiple agencies would oversee different aspects of the program and businesses would require a state license and local approval to operate. However, in November 2016, voters in California overwhelmingly passed Proposition 64, the “Adult Use of Marijuana Act” (“AUMA”) creating an adult-use marijuana program for adult-use 21 years of age or older. AUMA had some conflicting provisions with MCRSA, so in June 2017, the California State Legislature passed Senate Bill No. 94, known as Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”), which amalgamates MCRSA and AUMA to provide a set of regulations to govern medical and adult-use licensing regime for cannabis businesses in the State of California. The four agencies that regulate marijuana at the state level are BCC, California Department of Food and Agriculture, California Department of Public Health, and California Department of Tax and Fee Administration. MAUCRSA went into effect on January 1, 2018.

In order to legally operate a medical or adult-use cannabis business in California, the operator must have both a local and state license. This requires license holders to operate in cities or counties with marijuana licensing programs. Therefore, cities and counties in California are allowed to determine the number of licenses they will issue to marijuana operators, or can choose to outright ban marijuana cultivation, manufacturing or sales.

In California, there are four U.S. Attorneys covering the Central, Eastern, Northern, and Southern regions of the state, respectively. Below is a brief summary of each U.S. Attorney’s enforcement priorities related to state-legal marijuana.

In the Central District, current U.S. Attorney Nicola T. Hanna is a former Assistant U.S. Attorney who has prosecuted cases involving money laundering, narcotics trafficking, as well as violent and economic crimes. Mr. Hanna has not yet taken a public stance on his office’s enforcement priorities related to state-legal marijuana.

The U.S. Attorney for the Eastern District, McGregor Scott, previously served in the same position from 2003 to 2009. During his first tenure in the role, Mr. Scott prosecuted several people in California’s medical marijuana industry, including one case in which two of the individuals prosecuted each received prison sentences of 20 years or more. After the rescission of the Cole Memo in January 2018, Mr. Scott’s office issued the following statement: “The cultivation, distribution and possession of marijuana has long been and remains a violation of federal law for all purposes. We will evaluate violations of those laws in accordance with our district’s federal law enforcement priorities and resources.” In May 2018, Mr. Scott stated that his marijuana enforcement priorities would be focused on illegal cultivation on federal land, cartels dealing in marijuana, and interstate trafficking. Mr. Scott also said, “The reality of the situation is that there is so much black-market marijuana in California that we could go after just the black market and never get [to state-licensed operations].” He explained that this black market is made up of “people who have no intent of ever entering the legal system that has been created and California has attempted to establish.”

In the Northern District, U.S. Attorney David L. Anderson was recently sworn into office in January 2019. From 1998 to 2002, he was an Assistant United States Attorney, and from 2008 to 2010, he was First Assistant United States Attorney. For 20 years, while not in government service, Mr. Anderson practiced at a large law firm. To date, Mr. Anderson has issued no public statements or guidance regarding the risk of enforcement in connection with marijuana-related activities.

The U.S. Attorney for the Southern District is Robert S. Brewer. He previously served as a Deputy District Attorney in Los Angeles County from 1975 to 1977, and as an Assistant United States Attorney in the Central District of California from 1977 to 1982, where he successfully prosecuted a variety of cases including espionage, bank robbery, murder for hire and aircraft hijacking. From 1982 through the present, Mr. Brewer was in private practice, including from 1991 to 2009 as a partner at McKenna Long & Aldridge LLP, and from 2009 to 2014 as a partner at Jones Day. To date, Mr. Brewer has issued no public statements or guidance regarding the risk of enforcement in connection with marijuana-related activities.

Disclosure of Investors to City and State Regulatory Authorities

Each investor will be required to make certain representations in the subscription agreement and the Company’s Shareholders’ Agreement relating to its suitability for investment in a cannabis related company. In addition, all investors must agree to provide such information as requested by the city of San Diego, the city of Oceanside, the CDFA, CDPH or BCC relating to Zenleaf and must agree that it may be listed as a “financially interested party” in Zenleaf as a result of its ownership in the Company or as an “owner” of Zenleaf should it acquire 20% or more of the interests in the Company or its profits. Being classified as an owner places certain additional liability on an investor and would require a background check- investors should consult with the Company regarding the implications of the foregoing before acquiring 20% or more of the interests in the Company.

Market Information

According to Arcview Market Research, over the next ten (10) years, the legal cannabis industry will see growth around the globe. Spending on legal cannabis worldwide is expected to reach $57 billion by 2027. The adult-use (“recreational”) market is estimated to account for 67% of the spending, with medical cannabis rounding out the remaining 33%.

A clear majority of Americans now wants to see the drug made fully legal. California and Canada began selling marijuana to anyone over 21. Corporate behemoths like Altria (parent company of Marlboro cigarettes) and Constellation Brands (parent of Corona beer and Svedka vodka) made multi-billion dollar investments in cannabis companies. And Senate Majority Leader Mitch McConnell (R-KY) managed to include hemp legalization in the 2018 Farm Bill — de facto legalizing every part of the cannabis plant except THC. Growth in the region where the Company is located is the largest in the State of California. Production is about fifteen (15) to Sixteen (16) million pounds. Consumption in California is about three (3) million pounds; this means that about eighty percent (80%) of total cannabis production by weight is shipped to destinations outside the state and thus remains outside the legal and regulated system being implemented. Total farm revenue is likely to be about $16 billion, including $3 billion within California—about half of which is illegal—and $13 billion of illegal cannabis shipped out of California. As with other farm products, the retail revenues are much larger.

Eschker et al. (2018) estimated that manufactured products, including concentrates, edibles, and topicals, comprised about 30 percent of California’s legal medicinal cannabis segment (by revenue) in 2017, and will have a similar share of the fully regulated market that includes adult use cannabis.

Using the AIC estimate of a medicinal retail market of about $2.5 billion in 2017, this would generate a retail value of about $750 million. Eschker et al. (2018) estimate the average ratio of wholesale to retail prices for manufactured products is 0.4 during 2017. That ratio implies that retail sales value of $750 million means a wholesale revenue of approximately $300 million for manufactured products in the medicinal cannabis market.

Three (3) state agencies, including the Bureau of Cannabis Control, Department of Food and Agriculture, and Department of Public Health, are responsible for administering twenty-six (26) license types issued to cannabis operators active in every activity involved with creating consumable cannabis products. Dispensaries now operate one segment of the industry devoted to retail sales.

Cannabis is first produced by a cultivator who then transfers the harvested crop to a distributor, or manufacturer if slated to be extracted as a concentrate product. The distributor then conducts a quality assurance/control process, including facilitating testing with an independent laboratory, before transporting retail-packaged products to retailers.

While it was possible for cultivators to sell cannabis directly to the dispensary in bulk, 2018 cannabis regulations require products to be tested and packaged before they are transported to a retail store or delivery service.

Cultivators wishing to retain the same control over packaging and distribution will need to obtain their own distribution license or conduct their own marketing programs and contract with a distributor for testing, packaging, and transport.

At the same time, retailers will no longer have the option to package their own cannabis products, store and display bulk cannabis, or give away free products to adult users.

Denver Relief Consulting (“DRC”) and The Marijuana Policy Group (“MPG”) surveyed in 2018 cannabis product pricing in California’s medical market, as well as reviewing pricing trends in other regulated cannabis markets.

After developing average prices for the four product types in both the medical and adult-use markets, they applied them to the previously estimated flower equivalent market demand.

In 2018, DRC/MPG estimated the regulated California medical cannabis market to be $2.11 billion and the adult-use cannabis market to be $1.61 billion, totaling $3.72 billion. Forecasting beyond 2018, the two researchers considered continued reduction of unregulated channels (black and gray market operations), a gradual decrease of medical cannabis patients, fluctuations in product pricing, and potential consolidation of cannabis operators. Over the course of a five-year period, DRC/MPG expect the total California cannabis market to grow by 61.4%.

The projected growth of the California cannabis market is as follows:

The State of California had estimated that retail marijuana sales would exceed the $3 billion in 2017 sales, which came solely from medical marijuana outlets, but instead legal sales actually declined to $2.5 billion. As a result, tax revenues for the State were lower than projected. The fiscal year 2018 state budget estimated $185 million in marijuana sales taxes, but actually gathered only about $84 million. Current tax projections have tax revenues for the fiscal year 2019 at $471 million.

In California, legal pot sales are saddled with a $9.25 per ounce cultivation tax paid by growers, as well as a 15% retail excise tax and a 7.25% retail sales tax paid by consumers. When you add in local taxes, pot buyers in some counties could be paying as much as 45% in aggregate tax on legal weed. “Right now, the illicit market is dominating California’s cannabis industry,” said Assembly member Tom Lackey (R-Palmdale). “These are bad people who are making our communities unsafe. We need to give the good guys a chance to succeed otherwise our one chance at creating a regulated industry will be compromised.”

As of the current date, leading hemp companies are not currently in mass-market retailers (e.g., Walmart, Whole Foods, Costco, etc.). However, their revenues are already competitive versus the world’s leading cannabis companies. The 2018 U.S. Farm Bill gives hemp companies access to the largest retailers in the United States and the globe. Cannabis/marijuana-only companies will continue making investments and doing Merger &Acquisitions deals with the hemp companies to develop their supply chains and reduce their ingredient cost by cultivating and processing cannabinoids from hemp

The growth of hemp produced products in the U.S. and elsewhere is expected to be material as the U.S. President and Congress has approved the legalization of hemp and the use of CBD. Well regarded cannabis and hemp industry analyst – the Brightfield Group – forecasts that the CBD market will reach $22 billion by 2022, overtaking cannabis. Industry pundits note that while cannabis makes sense as an immediate entry point for vice companies like alcohol and tobacco; traditional consumables companies involved in non-alcoholic drinks, foods, beauty, skincare and pets find CBD to be much more sensible. Hemp growers have the same problems as cannabis growers.

What remains to be seen are the precise stances adopted by the FDA and DEA on the new policies. The industry should watch closely for any kind of public announcement or comment from the FDA to signal precisely how they will regulate hemp-CBD as a supplement: Will they ease regulations in line with the Dietary Supplement Health and Education Act of 1994 (DSHEA), or face backlash from Congress for not following the fullest intentions for the new law. More broadly, the passage of the 2018 U.S. Farm Bill represents a sweeping change in the balance of power in global hemp markets. The United States has historically been an importer of hemp products from Canada, Europe, and China. Now, with the 2018 U.S. Farm Bill as its tailwind, the U.S. hemp market will expand to lead the global hemp industry by 2020, representing 32% of a 5.7 billion global market in 2020. As the U.S. hemp industry matures, it will transition from being a seed, textile, and industrial product importer to a global exporter. Until now, the U.S. has lagged countries like Canada and France with hemp legislation. With final passage, the Farm Bill aims the industry to accelerate and establish itself as a global hemp powerhouse led by hemp-derived CBD.

Employees

We currently have 9 full-time employees and no part-time employees.

Reports to Security Holders

Once this offering circular is declared effective by the SEC, we will be required to file reports and other information with the SEC on an annual and semi-annual basis. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website at http://www.zenlabsca.com.

DESCRIPTION OF PROPERTY

The Company does not currently own any real property. We do however, with our subsidiaries, lease (i) the Arjons Facility, consisting of a 12,393 square foot facility located in San Diego, California, and (ii) the Oceanside Property, consisting of the 5710 Lot and the 5712 Lot.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

MARKET PRICE, DIVIDENDS, AND RELATED STOCKHOLDER MATTERS

There is no market for our securities and no information relating to market price of our shares is included in this circular. You should not purchase Units if you are uncomfortable investing without this information.

As of March 6, 2020, there were 80 shareholders of record for our Subordinate Shares and 9 shareholders of record for our multiple voting shares.

We have not declared any cash dividends on our Subordinate Shares since inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

INCOME TAX CONSIDERATIONS

You should consult your own professional advisers to obtain advice on the income tax consequences that apply to you.

Canadian Income Tax Consequences

We consider that the following summary fairly describes the principal Canadian federal income tax consequences applicable to a holder of our Subordinate Shares who at all material times deals at arm’s length with the Company, who holds all Subordinate Shares as capital property, who is resident in the United States, who is not a resident of Canada and who does not use or hold and is not deemed to use or hold, his Subordinate Shares of the Company in connection with carrying on a business in Canada (a “non-resident holder”). Accordingly, holders and prospective holders of our Subordinate Shares should consult with their own tax advisors with respect to the income tax consequences of them purchasing, owing and disposing of our Subordinate Shares should we cease to be listed on a prescribed stock exchange.

This summary is based upon the current provisions of the Income Tax Act (Canada) (the “ITA”), the regulations there under, the Canada-United States Tax Convention as amended by the protocols thereto (the “Treaty”) as at the date of this registration statement and the currently publicly announced administrative and assessing policies of the Canada Revenue Agency (the “CRA”). This summary does not consider Canadian provincial income tax consequences. This description is not exhaustive of all possible Canadian federal income tax consequences and does not consider or anticipate any changes in law, whether by legislative, governmental or judicial action. This summary does, however, consider all specific proposals to amend the ITA and regulations there under, publicly announced by the Government of Canada to the date hereof.

This summary does not address potential tax effects relevant to the Company or those tax considerations that depend upon circumstances specific to each investor. Accordingly, holders and prospective holders of our Subordinate Shares and Warrants should consult with their own tax advisors with respect to the income tax consequences to them of purchasing, owning and disposing of Subordinate Shares and Warrants in the Company.

Dividends

The ITA provides that dividends and other distributions deemed to be dividends paid or deemed to be paid by a Canadian resident corporation (such as the Company) to a non-resident of Canada shall be subject to a non-resident withholding tax equal to 25% of the gross amount of the dividend of deemed dividend. Provisions in the ITA relating to dividend and deemed dividend payments to and gains realized by non-residents of Canada, who are residents of the United States, are subject to the Treaty. The Treaty may reduce the withholding tax rate on dividends as discussed below.

Article X of the Treaty as amended by the US-Canada Protocol ratified on November 9, 1995 provides a 5% withholding tax on gross dividends or deemed dividends paid to a United States corporation which beneficially owns at least 10% of the voting stock of the company paying the dividend. In cases where dividends or deemed dividends are paid to a United States resident (other than a corporation) or a United States corporation which beneficially owns less than 10% of the voting stock of a company, a withholding tax of 15% is imposed on the gross amount of the dividend or deemed dividend paid. We would be required to withhold any such tax from the dividend and remit the tax directly to CRA for the account of the investor.

The reduction in withholding tax from 25%, pursuant to the Treaty, will not be available:

(a)	if the shares in respect to which the dividends are paid formed part of the business property or were otherwise effectively connected with a permanent establishment or fixed base that the holder has or had in Canada within the 12 months preceding the disposition, or

(b)	the holder is a U.S. LLC which is not subject to tax in the U.S.

The Treaty generally exempts from Canadian income tax dividends paid to a religious, scientific, literary, educational, or charitable organization or to an organization exclusively administering a pension, retirement or employee benefit fund or plan, if the organization is resident in the U.S. and is exempt from income tax under the laws of the U.S.

Capital Gains

A non-resident holder is not subject to tax under the ITA in respect to capital gains realized upon the disposition of one of our shares unless the share represents “taxable Canadian property” to the holder thereof. Our Subordinate Shares will be considered taxable Canadian property of a non-resident holder only if:

(a)	the non-resident holder;

(b)	persons with whom the non-resident holder did not deal at arm’s length; or

(c)	the non-resident holder and persons with whom he did not deal at arm’s length;

owned not less than 25% of the issued shares of any class or series of the Company at any time during the five-year period preceding the disposition. In the case of a non-resident holder to whom shares of the Company represent taxable Canadian property and who is resident in the United States, no Canadian taxes will generally be payable on a capital gain realized on such shares by reason of the Treaty unless:

(a)	the value of such shares is derived principally from real property (including resource property) situated in Canada,

(b)	the holder was resident in Canada for 120 months during any period of 20 consecutive years preceding and at any time during the 10 years immediately preceding, the disposition and the shares were owned by him when he ceased to be a resident of Canada,

(c)	they formed part of the business property or were otherwise effectively connected with a permanent establishment or fixed base that the holder has or had in Canada within the 12 months preceding the disposition, or

(d)	the holder is a U.S. LLC which is not subject to tax in the U.S.

If subject to Canadian tax on such a disposition, the taxpayer’s capital gain (or capital loss) from a disposition is the amount by which the taxpayer’s proceeds of disposition exceed (or are exceeded by) the aggregate of the taxpayer’s adjusted cost base of the shares and reasonable expenses of disposition. For Canadian income tax purposes, the “taxable capital gain” is equal to one-half of the capital gain.

RRSP

Not all securities are eligible for investment in a registered retirement savings plan (RRSP). You should consult your own professional advisers to obtain advice on the RRSP eligibility of these securities.

U.S. Federal Income Tax Consequences

The following is a discussion of the material United States Federal income tax consequences, under current law, applicable to a U.S. Holder (as defined below) of our Subordinate Shares who holds such shares as capital assets. This discussion does not address all potentially relevant Federal income tax matters and it does not address consequences peculiar to persons subject to special provisions of Federal income tax law, such as those described below as excluded from the definition of a U.S. Holder. In addition, this discussion does not cover any state, local, or foreign tax consequences. (See “Canadian Federal Income Tax Consequences” above.)

The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published Internal Revenue Service (“IRS”) rulings, published administrative positions of the IRS and court decisions that are currently applicable. Any or all of these could be materially and adversely changed (possibly on a retroactive basis) at any time. In addition, this discussion does not consider the potential effects (both adverse and beneficial) of any recently proposed legislation which, if enacted, could be applied (possibly on a retroactive basis) at any time.

The discussion below does not address potential tax effects relevant to the Company or those tax considerations that depend upon circumstances specific to each investor. In addition, this discussion does not address the tax consequences that may be relevant to particular investors subject to special treatment under certain U.S. Federal income tax laws, such as, dealers in securities, tax-exempt entities, banks, insurance companies and non-U.S. Holders. Purchasers of our Subordinate Shares should therefore satisfy themselves as to the overall tax consequences of their ownership of our Subordinate Shares, including the State, local and foreign tax consequences thereof (which are not reviewed herein) and should consult their own tax advisors with respect to their particular circumstances.

U.S. Holders

As used herein, a “U.S. Holder” includes a beneficial holder of capital stock of the Company who is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, any trust if a US court is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust, any entity created or organized in the United States which is taxable as a corporation for U.S. tax purposes and any other person or entity whose ownership of capital stock of the Company is effectively connected with the conduct of a trade or business in the United States. A U.S. Holder does not include persons subject to special provisions of Federal income tax law such as tax-exempt organizations, qualified retirement plans, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals or foreign corporations whose ownership of our capital stock is not effectively connected with the conduct of a trade or business in the United States and shareholders who acquired their shares through the exercise of employee stock options or otherwise as compensation

Dividend Distribution on Shares of the Company

U.S. Holders receiving dividend distributions (including constructive dividends) with respect to the Subordinate Shares of the Company are required to include in gross income for United States Federal income tax purposes the gross amount of such distributions to the extent that we have current or accumulated earnings and profits, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be deducted or may be credited against actual tax payable, subject to certain limitations and other complex rules, against the U.S. Holder’s United States Federal taxable income (see “Foreign Tax Credit” below). To the extent that distributions exceed our current or accumulated earnings and profits, these distributions will be treated first as a return of capital to the extent of the shareholder’s basis in the Subordinate Shares of the Company and thereafter as gain from the sale or exchange of the Subordinate Shares of the Company. Preferential tax rates for net long-term capital gains may be applicable to a U.S. holder whether they be an individual, estate, or trust.

In general, dividends paid on our Subordinate Shares will not be eligible for the dividends received deduction provided to corporations receiving dividends from certain United States corporations.

Foreign Tax Credit

A U.S. Holder who pays (or who has had withheld from distributions) Canadian income tax with respect to the ownership of our Subordinate Shares may be entitled, at the election of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. This election is made on a year-by-year basis and generally applies to all foreign income taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations which apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder’s United States income tax liability that the U.S. Holder’s foreign source income bears to his or its world-wide taxable income. In determining the application of this limitation, the various items of income and deduction must be classified into foreign and domestic sources. Complex rules govern income such as “passive income”, “high withholding tax interest”, “financial services income”, “shipping income” and certain other classifications of income. A U.S. Holder who is treated as a domestic U.S. corporation owning 10% or more of our voting stock is also entitled to a deemed paid foreign tax credit in certain circumstances for the underlying foreign tax of the Company related to dividends received or Subpart F income received from us. (See the discussion below of Controlled Foreign Corporations). The availability of the foreign tax credit and the application of the limitations on the foreign tax credit are fact specific and holders and prospective holders of our Subordinate Shares should consult their own tax advisors regarding their individual circumstances.

Disposition of Subordinate Voting Shares and Warrants

If a U.S. Holder is holding shares as a capital asset, a gain or loss realized on a sale of our Subordinate Shares and Warrants will generally be a capital gain or loss and will be long-term if the shareholder has a holding period of more than one year. However, gains realized upon sale of our Subordinate Shares or Warrants may, under certain circumstances, be treated as ordinary income if we were determined to be a “collapsible corporation” within the meaning of Code Section 341 based on the facts in existence on the date of the sale (See below for definition of “collapsible corporation”). The amount of gain or loss recognized by a selling U.S. Holder will be measured by the difference between (i) the amount realized on the sale and (ii) his tax basis in our Subordinate Shares and Warrants. Capital losses are deductible only to the extent of capital gains. However, in the case of taxpayers other than corporations (U.S.) $3,000 ($1,500 for married individuals filing separately) of capital losses are deductible against ordinary income annually. In the case of individuals and other non-corporate taxpayers, capital losses that are not currently deductible may be carried forward to other years. In the case of corporations, capital losses that are not currently deductible are carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year.

A “collapsible corporation” is a corporation that is formed or availed principally to manufacture, construct, produce, or purchase prescribed types or property that the corporation holds for less than three years and that generally would produce ordinary income on its disposition with a view to the shareholders selling or exchanging their stock and thus realizing gain before the corporation realizes two thirds of the taxable income to be derived from prescribed property. Prescribed property includes: stock in trade and inventory; property held primarily for sale to customers in the ordinary course of business; unrealized receivables or fees, consisting of rights to payment for noncapital assets delivered or to be delivered, or services rendered or to be rendered to the extent not previously included in income, but excluding receivables from selling property that is not prescribed; and property gain on the sale of which is subject to the capital gain/ordinary loss rule. Generally, a shareholder who owns directly or indirectly five percent or less of the outstanding stock of the corporation may treat gain on the sale of his shares as capital gain.

Other Considerations for U.S. Holders

In the following circumstances, the above sections of this discussion may not describe the United States Federal income tax consequences resulting from the holding and disposition of our Subordinate Shares and Warrants. Our management is of the opinion that there is little, if not, any likelihood that we will be deemed a “Foreign Personal Holding Company”, a “Foreign Investment Company” or a “Controlled Foreign Corporation” (each as defined below) under current and anticipated conditions.

Foreign Personal Holding Company

If at any time during a taxable year more than 50% of the total combined voting power or the total value of our outstanding shares is owned, actually or constructively, by five or fewer individuals who are citizens or residents of the United States and 60% or more of our gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), we would be treated as a “foreign personal holding company.” In that event, U.S. Holders that hold Subordinate Shares in our capital would be required to include in income for such year their allocable portion of our passive income which would have been treated as a dividend had that passive income actually been distributed.

Foreign Investment Company

If 50% or more of the combined voting power or total value of our outstanding shares are held, actually or constructively, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701(a)(31)) and we are found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest therein, it is possible that we might be treated as a “foreign investment company” as defined in Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging our Subordinate Shares or Warrants to be treated as ordinary income rather than capital gains.

Passive Foreign Investment Company

A U.S. Holder who holds stock in a foreign corporation during any year in which such corporation qualifies as a passive foreign investment company (“PFIC”) is subject to U.S. federal income taxation of that foreign corporation under one of two alternative tax methods at the election of each such U.S. Holder.

Section 1297 of the Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is “passive income,” which includes interest, dividends and certain rents and royalties or (ii) the average percentage, by value (or, if the company is a controlled foreign corporation or makes an election, adjusted tax basis), of its assets that produce or are held for the production of “passive income” is 50% or more. For taxable years of U.S. persons beginning after December 31, 1997 and for tax years of foreign corporations ending with or within such tax years, the Taxpayer Relief Act of 1997 provides that publicly traded corporations must apply this test on a fair market value basis only. We believe that we currently do not qualify as a PFIC because our passive income producing assets are less than 50% of our total assets.

If we are determined to be a PFIC, each U.S. Holder must determine under which of the alternative tax methods it wishes to be taxed. Under one method, a U.S. Holder who elects in a timely manner to treat the Company as a Qualified Electing Fund (“QEF”), as defined in the Code, (an “Electing U.S. Holder”) will be subject, under Section 1293 of the Code, to current federal income tax for any taxable year in which we qualify as a PFIC on his pro-rata share of our (i) “net capital gain” (the excess of net long-term capital gain over net short-term capital loss), which will be taxed as long-term capital gain to the Electing U.S. Holder and (ii) “ordinary earnings” (the excess of earnings and profits over net capital gain), which will be taxed as ordinary income to the Electing U.S. Holder, in each case, for the U.S. Holder’s taxable year in which (or with which) our taxable year ends, regardless of whether such amounts are actually distributed. Such an election once made shall apply to all subsequent years unless revoked with the consent of the IRS.

A QEF election also allows the Electing U.S. Holder to (i) generally treat any gain realized on the disposition of his Subordinate Shares (or deemed to be realized on the pledge of his Subordinate Shares or Warrants) as capital gain; (ii) treat his share of our net capital gain, if any, as long-term capital gain instead of ordinary income, and (iii) either avoid interest charges resulting from PFIC status altogether (see discussion of interest charge below), or make an annual election, subject to certain limitations, to defer payment of current taxes on his share of our annual realized net capital gain and ordinary earnings subject, however, to an interest charge. If the Electing U.S. Holder is an individual, such an interest charge would be not deductible.

The procedure a U.S. Holder must comply with in making a timely QEF election will depend on whether the year of the election is the first year in the U.S. Holder’s holding period in which we are a PFIC. If the U.S. Holder makes a QEF election in such first year, (sometimes referred to as a “Pedigreed QEF Election”), then the U.S. Holder may make the QEF election by simply filing the appropriate documents at the time the U.S. Holder files its tax return for such first year. If, however, we qualified as a PFIC in a prior year, then the U.S. Holder may make an “Unpedigreed QEF Election” by recognizing as an “excess distribution” (i) under the rules of Section 1291 (discussed below), any gain that he would otherwise recognize if the U.S. Holder sold his stock on the qualification date (Deemed Sale Election) or (ii) if we are a controlled foreign corporation (“CFC”), the Holder’s pro rata share of the corporation’s earnings and profits (Deemed Dividend Election) (But see “Elimination of Overlap Between Subpart F Rules and PFIC Provisions”). The effect of either the deemed sale election or the deemed dividend election is to pay all prior deferred tax, to pay interest on the tax deferral and to be treated thereafter as a Pedigreed QEF as discussed in the prior paragraph. With respect to a situation in which a Pedigreed QEF election is made, if we no longer qualify as a PFIC in a subsequent year, normal Code rules and not the PFIC rules will apply.

If a U.S. Holder has not made a QEF Election at any time (a “Non-electing U.S. Holder”), then special taxation rules under Section 1291 of the Code will apply to (i) gains realized on the disposition (or deemed to be realized by reason of a pledge) of his Subordinate Shares and (ii) certain “excess distributions”, as specially defined, by the Company. An “excess distribution” is any current-year distribution in respect of PFIC stock that represents a ratable portion of the total distributions in respect of the stock during the year that exceed 125% of the average amount of distributions in respect of the stock during the three preceding years.

A Non-electing U.S. Holder generally would be required to pro-rate all gains realized on the disposition of his Subordinate Shares and all excess distributions over the entire holding period for the Subordinate Shares. All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to our first taxable year during such U.S. Holder’s holding period and beginning after January, 1987 for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income. The Non-electing U.S. Holder also would be liable for interest on the deferred tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year. A Non-electing U.S. Holder that is an individual is not allowed a deduction for interest on the deferred tax liability. The portions of gains and distributions that are not characterized as “excess distributions” are subject to tax in the current year under the normal tax rules of the Internal Revenue Code.

If we are a PFIC for any taxable year during which a Non-electing U.S. Holder holds Subordinate Shares, then we will continue to be treated as a PFIC with respect to such Subordinate Shares, even if it is no longer by definition a PFIC. A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules discussed above for Non-Electing U.S. Holders) as if such Subordinate Shares had been sold on the last day of the last taxable year for which it was a PFIC.

Under Section 1291(f) of the Code, the Department of the Treasury has issued proposed regulations that would treat as taxable certain transfers of PFIC stock by Non-electing U.S. Holders that are generally not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations and transfers at death. If a U.S. Holder makes a QEF Election that is not a Pedigreed Election (i.e., it is made after the first year during which we are a PFIC and the U.S. Holder holds our shares) (a “Unpedigreed Election”), the QEF rules apply prospectively but do not apply to years prior to the year in which the QEF first becomes effective. U.S. Holders should consult their tax advisors regarding the specific consequences of making a Non-Pedigreed QEF Election.

Certain special, generally adverse, rules will apply with respect to the Subordinate Shares while we are a PFIC whether or not it is treated as a QEF. For example, under Section 1297(b)(6) of the Code (as in effect prior to the Taxpayer Relief Act of 1997), a U.S. Holder who uses PFIC stock as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such stock.

The foregoing discussion is based on currently effective provisions of the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. Any such change could affect the validity of this discussion. In addition, the implementation of certain aspects of the PFIC rules requires the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no assurance that any of these proposals will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. Holders of the Company are strongly urged to consult their own tax advisors concerning the impact of these rules on their investment in the Company. For a discussion of the impact of the Taxpayer Relief Act of 1997 on a U.S. Holder of a PFIC, see “Mark-to-Market Election for PFIC Stock Under the Taxpayer Relief Act of 1997” and “Elimination of Overlap Between Subpart F Rules and PFIC Provisions” below.

Mark-to-Market Election for PFIC Stock under the Taxpayer Relief Act of 1997

The Taxpayer Relief Act of 1997 provides that a U.S. Holder of a PFIC may make a mark-to-market election with respect to the stock of the PFIC if such stock is marketable as defined below. This provision is designed to provide a current inclusion provision for persons that are Non-Electing Holders. Under the election, any excess of the fair market value of the PFIC stock at the close of the tax year over the Holder’s adjusted basis in the stock is included in the Holder’s income. The Holder may deduct any excess of the adjusted basis of the PFIC stock over its fair market value at the close of the tax year. However, deductions are limited to the net mark-to-market gains on the stock that the Holder included in income in prior tax years, or so called “unreversed inclusions.” For purposes of the election, PFIC stock is marketable if it is regularly traded on (1) a national securities exchange that is registered with the SEC, (2) the national market system established under Section II A of the Exchange Act, or (3) an exchange or market that the IRS determines has rules sufficient to ensure that the market price represents legitimate and sound fair market value.

A Holder’s adjusted basis of PFIC stock is increased by the income recognized under the mark-to-market election and decreased by the deductions allowed under the election. If a U.S. Holder owns PFIC stock indirectly through a foreign entity, the basis adjustments apply to the basis of the PFIC stock in the hands of the foreign entity for the purpose of applying the PFIC rules to the tax treatment of the U.S. owner. Similar basis adjustments are made to the basis of the property through which the U.S. persons hold the PFIC stock.

Income recognized under the mark-to-market election and gain on the sale of PFIC stock with respect to which an election is made is treated as ordinary income. Deductions allowed under the election and loss on the sale of PFIC with respect to which an election is made, to the extent that the amount of loss does not exceed the net mark-to-market gains previously included, are treated as ordinary losses. The U.S. or foreign source of any income or losses is determined as if the amount were a gain or loss from the sale of stock in the PFIC.

If PFIC stock is owned by a CFC (discussed below), the CFC is treated as a U.S. person that may make the mark-to-market election. Amounts includible in the CFC’s income under the election are treated as foreign personal holding company income and deductions are allocable to foreign personal holding company income.

The above provisions apply to tax years of U.S. persons beginning after December 31, 1997, and to tax years of foreign corporations ending with or within such tax years of U.S. persons.

The rules of Code Section 1291 applicable to nonqualified funds as discussed above generally do not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. If Code Section 1291 is applied and a mark-to-market election was in effect for any prior tax year, the U.S. Holder’s holding period for the PFIC stock is treated as beginning immediately after the last tax year of the election. However, if a taxpayer makes a mark-to-market election for PFIC stock that is a nonqualified fund after the beginning of a taxpayer’s holding period for such stock, a co-ordination rule applies to ensure that the taxpayer does not avoid the interest charge with respect to amounts attributable to periods before the election.

Controlled Foreign Corporation Status

If more than 50% of the voting power of all classes of stock or the total value of the stock of the Company is owned, directly or indirectly, by U.S. Holders, each of whom own after applying rules of attribution 10% or more of the total combined voting power of all classes of stock of the Company, we would be treated as a “controlled foreign corporation” or “CFC” under Subpart F of the Code. This classification would bring into effect many complex results including the required inclusion by such 10% U.S. Holders in income of their pro rata shares of “Subpart F income” (as defined by the Code) of the Company and our earnings invested in “U.S. property” (as defined by Section 956 of the Code). In addition, under Section 1248 of the Code if we are considered a CFC at any time during the five-year period ending with the sale or exchange of its stock, gain from the sale or exchange of Subordinate Shares or Warrants of the Company by such a 10% U.S. Holder of our Subordinate Shares at any time during the five-year period ending with the sale or exchange is treated as ordinary dividend income to the extent of our earnings and profits attributable to the stock sold or exchanged. Because of the complexity of Subpart F and because we may never be a CFC, a more detailed review of these rules is beyond the scope of this discussion.

Elimination of Overlap between Subpart F Rules and PFIC Provisions

Under the Taxpayer Relief Act of 1997, a PFIC that is also a CFC will not be treated as a PFIC with respect to certain 10% U.S. Holders. For the exception to apply, (i) the corporation must be a CFC within the meaning of section 957(a) of the Code and (ii) the U.S. Holder must be subject to the current inclusion rules of Subpart F with respect to such corporation (i.e., the U.S. Holder is a “United States Shareholder,” see “Controlled Foreign Corporation,” above). The exception only applies to that portion of a U.S. Holder’s holding period beginning after December 31, 1997. For that portion of a United States Holder before January 1, 1998, the ordinary PFIC and QEF rules continue to apply.

As a result of this new provision, if we were ever to become a CFC, U.S. Holders who are currently taxed on their pro rata shares of Subpart F income of a PFIC which is also a CFC will not be subject to the PFIC provisions with respect to the same stock if they have previously made a Pedigreed QEF Election. The PFIC provisions will however continue to apply to U.S Holders for any periods in which Subpart F does not apply (for example he is no longer a 10% Holder or we are no longer a CFC) and to U.S. Holders that did not make a Pedigreed QEF Election unless the U.S. Holder elects to recognize gain on the PFIC shares held in the Company as if those shares had been sold.

ALL PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF PURCHASING THE SUBORDINATE VOTING SHARES OF THE COMPANY.

FATCA

The U.S. Foreign Account Tax Compliance Act (“FATCA”) will generally impose a 30% withholding tax on dividends on our Subordinate Shares that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code and the Treasury regulations thereunder) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, or is otherwise exempt from FATCA withholding; and (ii) a “non-financial foreign entity” (as that term is defined in Section 1472(d) of the Code and the Treasury regulations thereunder) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements, or otherwise is exempt from FATCA withholding. Intergovernmental agreements entered between the United States and a foreign jurisdiction may modify these requirements. A Non-U.S. Holder should consult its own tax advisor regarding the application of this legislation to it.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Company Results of Operations and Financial Condition for the period from inception (March 4, 2019) to September 30, 2019 expressed in Canadian Dollars

Period Ended
September 30, 2019
Revenues	$-
Operating expenses	100,663
Net loss	$(100,663)

We have generated no revenues since inception (March 4, 2019) until September 30, 2019 and have incurred $100,663 in expenses through September 30, 2019.

Operation Expenses

The following table presents operating expenses for the period ended September 30, 2019:

Period Ended
September 30, 2019
Audit and accounting	$20,000
Consulting	12,630
Legal	47,414
Office and miscellaneous	9,692
Registration and transfer fees	705
Travel	10,222
Total	$100,663

During the period ended September 30, 2019, the Company incurred operating expenses of $100,663.

Audit and accounting fee of $20,000 and consulting fees of $12,630 relate to the preparation of financials in conjunction with this Offering Document.

Legal fees of $47,414 relating to the preparation of this Offering Document.

Office and miscellaneous fees of $9,692 primarily relate to foreign exchange expense and telephone expense.

Travel fees of $10,222 relate to travel expenses incurred in connection with the business of the Company.

There is no assurance that we will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Company Liquidity and Capital Resources expressed in Canadian dollars

Working Capital

The following tables present our work capital position as at September 30, 2019:

September 30, 2019
Current Assets	$3,530,021
Current Liabilities	24,205
Working Capital	$3,505,816

Our balance sheet as of September 30, 2019 reflects current assets of $3,530,021. We had cash in the amount of $3,529,942 and working capital surplus in the amount of $3,505,816 as at September 30, 2019.

Cash Flow

The following table presents our cash flow for the period ended September 30, 2019:

September 30, 2019
Net Cash Used in Operating Activities	$(76,537)
Net Cash Provided by Financing Activities	4,414,302
Net Cash Used in Investing Activities	(807,823)
Net Increase in Cash During the Period	$3,529,942

Cash Flows Used in Operating Activities

We have not generated positive cash flows from operating activities.

For the period ended September 30, 2019, net cash flows used in operating activities consisted of a net loss of $100,663 and was increased by sales tax of $79 and decreased by accounts payable of $24,205.

Cash Flows from Financing Activities

For the period ended September 30, 2019, we received $2,861,910 for the issuance of Subordinate Shares and $1,552,392 in connection with the issuance of Subordinate Shares after the period end.

Zenleaf Results of Operations and Financial Condition for the financial years ended September 30, 2019 and 2018

Gross Margin

	Financial Year Ended	Financial Year Ended
	September 30, 2019	September 30, 2018
Revenues	$1,296,017	$-
Rent income	20,404	30,361
Cost of Sales	(727,709)	-
Gross Margin	$588,712	$30,361

Zenleaf generated revenues of $1,316,421 for the financial years ended September 30, 2019, which consisted of sales of hemp plants for $1,296,017, and rental income of $20,404. During the year ended September 30, 2019, the cost of sales was $727,709 resulting in a gross margin of $588,712 or 44.7%.

Operation Expenses

The following table presents operating expenses for the financial year ended September 30, 2019 and 2018:

	Financial Year Ended	Financial Year Ended
	September 30, 2019	September 30, 2018
Advertising and Promotion	$31,787	$1,250
Professional fees	221,595	41,834
Interest	159,949	173,803
Office and miscellaneous	202,917	72,743
Registration and Transfer Fees	23,463	-
Rent	112,545	-
Property and franchise tax	40,470	13,745
Amortization	69,882	39,194
Travel	10,043	-
Wages and Salaries	214,066	-
Total	$1,086,717	$342,569

During the financial year ended September 30, 2019, the Company incurred operating expenses of $1,086,717 as compared to $342,569 for the financial year ended September 30, 2018, being an increase of $744,148.

Advertising and promotion fees increased from $1,250 in the financial year ended September 30, 2018, to $31,787 in the financial year ended September 30, 2019, in connection with the advertising the products of the Company.

Professional fees increased from $41,834 in the financial year ended September 30, 2018, to $221,595 in the financial year ended September 30, 2019, due to increase in legal fees and consulting fees.

Interest fees were $159,949 (2018: $173,803) in the financial year ended September 30, 2019 relate to interest on the mortgage over the Arjons Property.

Office and miscellaneous fees increased from $72,743 in the financial year ended September 30, 2018, to $202,917 in the financial year ended September 30, 2019, relate to maintenance, architecture and engineering costs on the Arjons Property.

Registration and transfer fees of $23,463 in the financial year ended September 30, 2019 are in connection with licensing and permits on Arjons Property.

Rent fees of $112,545 in the financial year ended September 30, 2019 are lease payments and deferred lease expense on its properties.

Property and franchise tax expense of $40,470 (2018: $13,745) relate to property tax on Arjons Property and franchise tax in California.

Amortization fees of $69,882 (2018: $39,194) relate to amortization of building, equipment, vehicles and inventory.

Wages and salaries of $214,066 in the financial year ended September 30, 2019 are employee salaries in the operation of the business of Zenleaf.

There is no assurance that we will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Liquidity and Capital Resources

Working Capital

The following tables present our work capital position as at September 30, 2019:

	September 30, 2019	September 30,2018
Cash	$492,127	$358,094

Current Assets	$546,922	$358,094
Current Liabilities	640,037	1,670,586
Working Capital Surplus (Deficiency)	$(93,115)	$(1,312,492)

Zenleaf’s balance sheet as of September 30, 2019 reflects current assets of $546,922 (2018: $358,094). Zenleaf had cash in the amount of $492,127 ($358,094) and working capital deficiency in the amount of $93,115 (2018: $1,312,492) as of September 30, 2019.

Cash Flow

The following table presents our cash flow for the years ended September 30, 2019 and 2018:

	Financial Year Ended	Financial Year Ended
	September 30, 2019	September 30, 2018
Net Cash Used in Operating Activities	$(284,882)	$(92,428)
Net Cash Provided by Financing Activities	1,032,719	3,192,000
Net Cash Used in Investing Activities	(613,804)	(2,741,478)
Net Increase in Cash During the Period	$134,033	$358,094

Cash Flows Used in Operating Activities

Zenleaf has not generated positive cash flows from operating activities.

For the financial year ended September 30, 2019, net cash flows used in operating activities consisted of a net loss of $498,005 (2018: $312,208) and was offset by non-cash items of interest accretion of $114,757, amortization of $69,882, lease obligation of $59,995, prepaids $29,508, accounts payable $30,067.

Cash Flows from Financing Activities

For the financial year ended September 30, 2019, we received $298,100 from sale of issuance of units, $245,000 from the sale of subsidiary shares and loans payable of $149,149, and $609,970 from related parties. These amounts were partially offset by the purchase of subsidiary shares of $269,500.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We have generated no revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we do not have enough cash on hand to cover operating costs for the next 12 months.

If we are unable to meet our needs for cash from either our current offering, operations, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

Going Concern

As of September 30, 2020, our Company had a net loss and has earned no revenues. Our company intends to fund operations through equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements for the year ending September 30, 2020. The ability of our company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, compliance with application federal, state, and local regulations, and development of our business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about our company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact on our business operations and any associated risks related to these policies are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations when such policies affect our reported or expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”). We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

N/A

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our board of directors is elected annually by our shareholders. The board of directors elects our executive officers annually. Our directors and executive officers are as follows:

Name	Age	Position	Term
Michael Boshart	43	Chief Executive Officer and Director	March 4, 2019 to present
Karl Metz	37	Chief Operating Officer, Director	February 5, 2020 to present
Craig Dickhout	48	Chief Marketing Officer, Director	February 5, 2020 to present
Kelly Stopher	57	Chief Financial Officer	February 6, 2020 to present

Michael Boshart

Mr. Boshart attended California State University – Long Beach. Mr. Boshart served as the co-owner and General Manager of B and B Autohaus, LLC from 2013 to 2019. Mr. Boshart was the founder of Zenleaf and has served as the managing member and President of Zenleaf since November 2017. Mr. Boshart is a successful entrepreneur with 20 years of experience with start-ups, general management and strategic planning. Mr. Boshart is the manager of ZLCA and is also the CEO and manager of Zenleaf.

Craig Dickhout

Mr. Dickhout is the Owner of Think Ink Marketing and Co-Founder of HempLand USA. Mr. Dickhout has over 20 years of experience with start-ups, marketing and general management and strategic business consulting experience. Mr. Dickhout is also the Chief Marketing Officer of Zenleaf.

Karl Metz

Mr. Metz graduated in 2006 with a Bachelor of Science from the University of San Diego and is a seasoned nursery general management professional. Mr. Metz has overseen over 200 acres in production resulting in $25,000,000 in annual sales and 10,000,000 plus units sold per year. Mr. Metz was the Chief Financial Officer of DM Color Express, Inc. from 2016 to 2019 where he was responsible for financial planning and management of financial risk and analysis of sales and costs. Prior to becoming the CFO of DM, Mr. Metz was DM’s general manager from 2012 to 2015 and was its production manager from 2009 to 2011. Mr. Metz is the principal of Metz properties, with which Zenleaf has a lease agreement. Mr. Metz is also the Chief Operating Officer of Zenleaf.

Kelly Stopher

Mr. Stopher has 29 years of experience in accounting and finance. Mr. Stopher is the Managing Partner of Palouse Advisory Partners, LLC, providing Chief Financial Officer services to clients. Mr. Stopher has developed strategies to implement financial management systems, internal control policies and procedures, financial reporting and modeling for numerous small-cap companies. Mr. Stopher was appointed Chief Financial Officer of Star Gold Corp., a US-based company quoted via the OTC Markets, on October 20, 2010, and still holds such position. Mr. Stopher also served as Chief Financial Officer from October 2010 to January 2015 and interim President/Chief Executive Officer for JayHawk Energy, Inc. at various times during the same period. Mr. Stopher holds a Bachelor’s degree from Washington State University in Business Administration – Accounting. He started his career in public accounting with Langlow Tolles & Company, PS, a regional CPA firm based in Tacoma, WA and has worked in various accounting and finance positions of leadership including startups, reorganizations and mature companies. Mr. Stopher is also a Certified Financial Modeling Valuation Analyst. Mr. Stopher is also the Chief Financial Officer of Zenleaf.

Family Relationships

There are no family relationships between our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

●	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

●	Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us since inception. Our directors have not received separate compensation for serving as directors.

Name and principal position	Fiscal Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
Michael Boshart, CEO, President, & Director (1)	2019	$73,461	-	-	-	-	-	-	$73,461
	2020	$32,308	-	-	-	-	-	-	$32,308
Karl Metz, COO, Director (2)	2019	-	-	-	-	-	-	-	-
	2020	-	-	-	-	-	-	-	-
Craig Dickhout, CMO, Director (3)	2019	-	-	-	-	-	-	-	-
	2020	-	-	-	-		-	-	-
Kelly Stopher, CFO, Director (4)	2019	-	-	-	-	-	-	-	-
	2020	-	-	-	-	-	-	-	-

Notes:

(1)	We have entered into an employment agreement with Mr. Boshart (the “Boshart Employment Agreement”) whereby Mr. Boshart has agreed to serve as CEO and President of the Company for an initial term of two (2) years and, in consideration of which, we agreed to pay Mr. Boshart $120,000 per annum. Mr. Boshart is also entitled to receive sick pay, bonuses, participate in benefits generally offered by the Company, and participate in the Company’s employee stock option plan. Additional compensation will be paid to Mr. Boshart is the Boshart Employment Agreement is terminated before the end of the initial term by the Company without cause or by Mr. Boshart for good reason.

(2)	Karl Metz was appointed as the COO and a director of the Company on February 5, 2020. There is currently no agreement between Mr. Metz and the Company and Mr. Metz has not received any compensation from the Company to date. We anticipate entering into an employment agreement with Mr. Metz in the future.

(3)	Craig Dickhout was appointed as the CMO and a director of the Company on February 5, 2020. There is currently no agreement between Mr. Dickhout and the Company and Mr. Dickhout has not received any compensation from the Company to date. We anticipate entering into an employment agreement with Mr. Dickhout in the future.

(4)	Kelly Stopher was appointed as the CFO of the Company on February 6, 2020. On February 28, 2020, the Company entered into a consulting services agreement with Palouse Advisory Partners, LLC (“Palouse”), being a limited liability company controlled by Mr. Stopher. Under the terms of the agreement, the Company has agreed to pay Palouse $120,000 per annum, during the first year of the agreement, and $132,000 per annum during the second year of the agreement. The Company has also agreed to grant 120,000 stock options at an exercise price of CDN $0.50 per share, which will vest 25% on the grant date and 25% every four (4) months thereafter. The options will have a term of three (3) years from the date of grant.

We do not have a compensation committee and compensation for our directors and officers is determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of March 6, 2020, of our Subordinate Shares and multivoting shares held by each person known by us to be the beneficial owner of more than 5% of our outstanding voting shares, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Subordinate Shares and multivoting shares listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 7745 Arjons Drive, San Diego, California, USA 92126.

		Subordinate Voting Shares			Multivoting Shares		Voting Power+ %	Voting Power+ %
Name	Title	Number		%	Number	%	(Pre-Reg A Offering)	(Post Reg- A Offering)
Directors and Executive Officers
Michael Boshart	President, CEO, and Director	474,422	(1)	2.32%	38,245	25.50%	16.10%	12.05%
Craig Dickhout	CMO and Director	893,333		4.37%	22,502	15.00%	10.69%	8.00%
Karl Metz	COO and Director	100,000	(2)	0.49%	11,251	7.50%	4.66%	3.48%
Total of Directors and Executive Officers		1,467,755		7.18%	71,998	48.01%	31.45%	23.53%

5% Shareholders
Kevin Houlden	Shareholder	3,000,000	(3)	14.67%	-	-	5.95%	4.45%
Oceanside Strategies Inc.	Shareholder	2,740,000		13.40%	-	-	5.43%	4.06%
Philip Bullock	Shareholder	-		-	23,897	15.93%	9.47%	7.09%
Oceanside Investments SPC-S.P. D1	Shareholder	-		-	22,502	15.00%	8.92%	6.67%
Brandon Batchelor	Shareholder	-		-	22,502	15.00%	8.92%	6.67%
Haywood Securities Inc.	Shareholder	1,377,334		6.73%	-	-	2.73%	2.04%
Total of 5% Shareholders		7,117,334		34.80%	68,901	45.93%	41.42%	30.98%

Notes:

*	Represents less than one percent.

+	Represents the voting power with respect to all shares of our Subordinate Voting Shares and Multivoting Shares, voting as a single class. Each Subordinate Voting Share will be entitled to one vote per share and each Multivoting Share will be entitled to 200 votes per share. The holders of the Subordinate Voting Shares and Multivoting Shares will vote together on all matters (including the election of directors) submitted to a vote of shareholders, except under limited circumstances.

(1)	Represents 1 Subordinate Voting Share held directly by Mr. Boshart and 474,421 Subordinate Voting Shares held indirectly through his spouse.

(2)	Represents 100,000 Subordinate Voting Shares held indirectly through Mr. Metz’s spouse.

(3)	Represents 2,500,000 Subordinate Voting Shares held directly by Mr. Houlden and 500,000 Subordinate Voting Shares held by 634049 BC Ltd., a corporation that Mr. Houlden has a controlling interest over.

As of March 6, 2020, there are no outstanding options or warrants that could be exercised within sixty (60) days and therefore no options or warrants are reflected in the above table.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described within the section entitled Executive Compensation of this circular, the Company had the following transactions with “Related Persons,” as that term is defined in item 404 of Regulation SK, which includes, but is not limited to:

●	any of our directors or officers;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of Subordinate Shares; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

In June 2019, Zenleaf assigned the Arjons Facility to ZLCA the Arjons Facility Agreements. Pursuant to the Arjons Facility Agreements, ZLCA agreed to assume debt in the amount of $2,000,000 represented by a Promissory Note issued to Michael Boshart by Zenleaf. ZLCA’s manager is Michael Boshart, the current president of Zenlabs.

Zenleaf currently leases the Arjons Facility from ZLCA, LLC, which is owned by certain holders of the Company’s multi-voting shares. Under the terms of its lease for the Arjons Facility, Zenleaf agreed to pay an initial base rent of $22,307.40 per month to ZLCA. On June 1, 2020 the base rent for the Arjons Facility will be increased by $0.60 per square foot. Thereafter, base rent for the Arjons Facility will increase by 3% per year. In addition to the base rent for the Arjons Facility, Zenleaf has agreed to pay to ZLCA 5% of Zenleaf’s monthly sales less a credit for minimum lease payment on the Arjons Facility once its revenues reach $3,000,000, which percentage rent will be capped at $300,000 per year. Michael Boshart, the president of Zenlabs and Zenleaf, is the owner of a 25.5% interest in ZLCA. Zenleaf has been granted the option to purchase the Arjons Facility from ZCLA for fair market value plus 20%. The purchase option shall commence on June 15, 2021 and expire on the date two (2) years thereafter, at which time it will become null and void. The lease is guaranteed by the Company.

On October 31, 2019, Zenlabs acquired Zenleaf pursuant to the terms of a merger agreement (the “Zenleaf Merger Agreement”), and its addendum (the “Addendum”), entered into among Zenlabs, Zenlabs Merger Sub, LLC, a wholly owned subsidiary of Zenlabs formed for the purpose of completing the acquisition of Zenleaf (“Zenlabs MergeCo”), and Zenleaf. Zenlabs MergeCo was merged with and into Zenleaf, with Zenleaf as the surviving entity, and Zenleaf became a wholly owned subsidiary of Zenlabs. Pursuant to the terms of the Zenleaf Merger Agreement and the Addendum, Zenlabs issued a total of 149,998 Multiple Voting Shares to the former members of Zenleaf.

Zenleaf completed a merger with Zenleaf Labs LLC, a California limited liability company (“Zenleaf Labs”) on August 14, 2019 (the “Zenleaf Labs Merger”) pursuant to a merger agreement and plan of merger dated August 13, 2019 (the “Zenleaf Labs Merger Agreement”). As a result of the Zenleaf Labs Merger, Zenleaf Labs merged with and into Zenleaf, with Zenleaf as the surviving entity, for the total consideration of $10.00 paid to the members of Zenleaf Labs. The Zenleaf Labs Merger Agreement was executed by Zenlabs, as the manager of Zenleaf, and Michael Boshart, as the manager of Zenleaf Labs.

On January 1, 2019, Zenlabs acquired all the issued and outstanding shares of PBI, which acts as the paymaster entity for Zenleaf, pursuant to the terms of a share purchase agreement among Zenlabs, PBI and Michael Boshart. In consideration of PBI, Zenlabs paid Mr. Boshart a total of $1.00.

During the fiscal year ended September 30, 2019, Zenleaf engaged, by way of verbal agreement, DM Color Express Inc. (“DM”), a company controlled by Karl Metz, being the COO of Zenlabs and Zenleaf, to grow young industrial hemp plants at a cost of $0.50 to $2.00 per plant. DM’s engagement is since it has significant nursery and agriculture experience for growing various foods and plants.

Zenleaf entered into an agreement dated January 1, 2020 with Metz Properties, a company controlled by Karl Metz, being the COO of Zenlabs and Zenleaf, to grow young industrial hemp plants at a cost of $1.00 per plant.

Also on January 1, 2020, Zenleaf and Metz Properties entered into a lease agreement whereby Zenleaf has agreed to lease and complete a build out of a 25,000 square foot facility located on the Oceanside Property. In consideration of the lease, Zenleaf has agreed to pay Metz Properties $5,000 per month. Further, up until December 31, 2020, Zenleaf will have the right to purchase the Oceanside Property for $4,000,000.

On February 28, 2020, the Company entered into a consulting services agreement with Palouse Advisory Partners, LLC, a limited liability company controlled by Kelly Stopher the Company’s CFO. Under the terms of the agreement, the Company has agreed to pay Palouse $120,000 per annum, during the first year of the agreement, and $132,000 per annum during the second year of the agreement. The Company has also agreed to grant 120,000 stock options at an exercise price of CDN $0.50 per share, which will vest 25% on the grant date and 25% every four (4) months thereafter. The options will have a term of three (3) years from the date of grant.

In addition to the forgoing, the Company issued to its officers and directors the shares and options listed in the tables in “EXECUTIVE AND DIRECTOR COMPENSATION.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the laws of British Columbia, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

FINANCIAL STATEMENTS

ZENLABS HOLDINGS INC.

INDEX TO THE AUDITED FINANCIAL STATEMENTS

September 30, 2019

ZENLABS HOLDINGS INC.

FINANCIAL STATEMENTS

(Expressed in Canadian Dollars)

For the period ended September 30, 2019

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of of ZenLabs Holdings Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of ZenLabs Holdings Inc. (“the Company”), which comprise the statement of financial position as at September 30, 2019, and the statements of comprehensive loss, changes in equity (deficiency) and cash flows for the period of inception (March 4, 2019) to September 30, 2019 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2019, and the results of its operations and its cash flows for the period from March 4, 2019 (inception) to September 30, 2019 in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia

March 6, 2020

F-1

ZENLABS HOLDINGS INC.

Statement of Financial Position

As at September 30, 2019

(Expressed in Canadian Dollars)

As at September 30, 2019
ASSETS
CURRENT
Cash	$3,529,942
Amounts receivable	79
TOTAL CURRENT ASSETS	3,530,021

Related party receivable (Note 5)	807,823
TOTAL ASSETS	$4,337,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities (Note 4)	$24,205
TOTAL LIABILITIES	24,205
SHAREHOLDERS’ EQUITY
Share capital (Note 6)	2,861,910
Obligation to issue shares	1,552,392
Deficit	(100,663)
TOTAL SHAREHOLDERS’ EQUITY	4,313,639

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,337,844

Going Concern (Note 1)

Subsequent events (Note 10)

Approved on behalf of the Board of Directors on March 6, 2020
“Michael Boshart”
Director

The accompanying notes are an integral part of these financial statements.

F-2

ZENLABS HOLDINGS INC.

Statement of Comprehensive Loss

From inception (March 4, 2019) to September 30, 2019

(Expressed in Canadian Dollars)

From inception (March 4, 2019) to September 30, 2019

EXPENSES
Audit and accounting	$20,000
Consulting	12,630
Legal	47,414
Office and miscellaneous	9,692
Registration and transfer fees	705
Travel	10,222
Operating expenses	100,663
Net loss and comprehensive loss	$(100,663)

Net loss per share, basic and diluted	$(0.01)

Weighted average number of shares outstanding, basic and diluted	7,641,347

The accompanying notes are an integral part of these financial statements.

F-3

ZENLABS HOLDINGS INC.

Statement of Changes in Equity (Deficiency)

(Expressed in Canadian Dollars)

	Number of shares	Share capital	Obligation to issue shares	Deficit	Total
Balance, Inception (March 4, 2019)	–	$–	$–	$–	$–
Shares issued for cash (Note 6)	14,948,201	2,861,910	–		2,861,910
Obligation to issue shares	–	–	1,552,392	–	1,552,392
Net loss for the period	–	–	–	(100,663)	(100,663)
Balance, September 30, 2019	14,948,201	$2,861,910	$1,552,392	$(100,663)	$4,313,639

The accompanying notes are an integral part of these financial statements.

F-4

ZENLABS HOLDINGS INC.

Statement of Cash Flows

From inception (March 4, 2019) to September 30, 2019

(Expressed in Canadian Dollars)

From inception (March 4, 2019) to September 30, 2019
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(100,663)
Changes in non-cash working capital items
Sales tax receivable	(79)
Accounts payable and accrued liabilities	24,205
Net cash used in operating activities	(76,537)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares	2,861,910
Obligation to issue shares	1,552,392
Net cash from financing activities	4,414,302

CASH FLOWS USED IN INVESTING ACTIVITIES
Related party receivable	(807,823)
Net cash used in investing activities	(807,823)

Change in cash during the period	3,529,942
Cash, beginning of the period	–
Cash, end of the period	$3,529,942

The accompanying notes are an integral part of these financial statements.

F-5

ZENLABS HOLDINGS INC.

Notes to the Financial Statements

For the period ended September 30, 2019

1. NATURE AND CONTINUANCE OF OPERATIONS

ZenLabs Holdings Inc. (the “Company” or “ZenLabs”) was incorporated on March 4, 2019, under the Business Corporations Act (British Columbia). The Company’s head office is located at 7745 Arjons Drive, San Diego, California, USA 92126. The Company’s registered and records office is located at #704 - 595 Howe Street, Box 35, Vancouver, BC, V6C 2T5.The Company is in the process of acquiring California based subsidiaries which will offer services to both the THC and Hemp markets. The subsidiaries are engaged in the genetic preservation, pathogen elimination, young plant production and cultivation.

These financial statements have been prepared on the assumption that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. The Company’s ability to realize its assets and discharge its liabilities is dependent upon the Company obtaining the necessary financing and ultimately upon its ability to achieve profitable operations. These material uncertainties cast significant doubt on the Company’s ability to continue as a going concern.

Failure to arrange adequate financing on acceptable terms and/or achieve profitability may have an adverse effect on the financial position, results of operations, cash flows and prospects of the Company. These financial statements do not give effect to adjustments to assets or liabilities that would be necessary should the Company be unable to continue as a going-concern. These adjustments could be material.

2. STATEMENT OF COMPLIANCE AND BASIS OF PREPARATION

These financial statements were authorized for issue on March 6, 2020, by the Directors of the Company.

Statement of compliance and basis of presentation

These financial statements are prepared in accordance with accounting policies consistent with IFRS issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

Basis of measurement

The financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. All amounts are expressed in Canadian dollars, the Company’s functional currency.

Foreign currency translation

Presentation currency

The financial statements are presented in Canadian dollars, which is also the Company’s functional currency.

Transactions and balances:

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

F-6

ZENLABS HOLDINGS INC.

Notes to the Financial Statements

For the period ended September 30, 2019

2. STATEMENT OF COMPLIANCE AND BASIS OF PREPARATION (continued)

Significant estimates and assumptions

The preparation of financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include: fair value of financial instruments and recoverability and measurement of deferred tax assets.

Significant judgments

Significant judgments in applying the Company’s accounting policies relate to the assessment of the Company’s ability to continue as a going concern (Note 1), functional currency determinations and the classification of its financial instruments.

3. SIGNIFICANT ACCOUNTING POLICIES

Financial instruments

(a) Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

(b) Measurement

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

Debt investments at FVTOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognised in profit or loss. Other net gains and losses are recognised in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss

F-7

ZENLABS HOLDINGS INC.

Notes to the Financial Statements

For the period ended September 30, 2019

3. SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial instruments (continued)

Equity investments at FVTOCI

These assets are subsequently measured at fair value. Dividends are recognised as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognised in OCI and are never reclassified to profit or loss.

(c) Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the statements of loss and comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

(d) Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and / or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

Gains and losses on derecognition are generally recognized in profit or loss.

Impairment of assets

The carrying amount of the Company’s non-financial assets are reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount. Any reversal of impairment cannot increase the carrying value of the asset to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Impairment of non-financial assets

At the end of each reporting period, the Company reviews the carrying amounts of its tangible and intangible assets to determine whether there is an indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss, if any. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the assets belong.

F-8

ZENLABS HOLDINGS INC.

Notes to the Financial Statements

For the period ended September 30, 2019

3, SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of non-financial assets (continued)

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the statement of comprehensive loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, however the increased carrying amount cannot exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years.

Transaction costs

The costs related to equity transactions are deferred until the closing of the equity transactions. These costs are accounted for as a deduction from equity. Transaction costs of abandoned equity transactions are expensed in the statement of comprehensive loss.

Loss per share

Loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares for the period. In computing diluted earnings per share, an adjustment is made for the dilutive effect of the exercise of stock options and warrants. The number of additional shares is calculated by assuming that outstanding stock options and warrants are exercised and that the proceeds from such exercises were used to acquire common shares at the average market price during the reporting periods. In periods where a net loss is reported, outstanding options and warrants are excluded from the calculation of diluted loss per share, as they are anti-dilutive. Diluted loss per share is equal to the basic loss per share as net losses were reported during the periods presented.

Warrants issued in equity financing transactions

The Company allocates a value to warrants issued as part of the units in private placement offerings using the residual method, whereby the value in excess of the market price of the shares is allocated to the warrant. If and when the expiration date of such warrants is extended or the exercise price is decreased, the Company does not record a charge for the incremental increase in fair value.

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income. Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

F-9

ZENLABS HOLDINGS INC.

Notes to the Financial Statements

For the period ended September 30, 2019

3, SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

Deferred tax:

Deferred tax is recognized on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets, against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following amounts were due as at:

September 30, 2019
Trade payables	$4,205
Accrued liabilities	20,000
$24,205

5. RELATED PARTY TRANSACTIONS

On May 22, 2019, the Company issued 250,000 common shares at $0.005 per share to a relative of the Company’s CEO for proceeds totaling $1,250. (Note 6)

On June 30, 2019, the Company issued 224,420 common shares to a relative of the Company’s CEO for proceeds totaling $67,326. (Note 6)

During the period ended September 30, 2019 the Company advanced $807,823 to a company controlled by the CEO of the Company.

6. SHARE CAPITAL

Common Shares (Subordinate Voting Shares)

Authorized: unlimited number of Subordinate Voting shares without nominal or par value.

During the period from inception (March 4, 2019) to September 30, 2019 the following shares and units were issued:

-	On May 22, 2019 the Company issued 5,500,000 subordinate voting shares at a price of $0.005 per share for proceeds of $27,500. These shares will be subject to the following voluntary resale restrictions: (i) 50% of the shares may be sold after the first anniversary date in which Zenlabs lists its Subordinate Voting Shares on a stock exchange, and (ii) the remaining 50% of the shares may be sold after the second anniversary date in which ZenLabs lists its Subordinate Voting Shares on a stock exchange. Included in this amount the Company issued 250,000 common shares at $0.005 per share to a relative of the Company’s CEO for proceeds totaling $1,250. (Note 5)

F-10

ZENLABS HOLDINGS INC.

Notes to the Financial Statements

For the period ended September 30, 2019

6. SHARE CAPITAL (continued)

Common Shares (Subordinate Voting Shares) (continued)

-	On June 30, 2019 the Company issued 9,448,200 Units at a price of $0.30 per unit for proceeds of $2,834,460. Each Unit consists of one (1) Subordinate Voting Share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one (1) additional Subordinate Voting Share at a price of $0.60 per share until June 30, 2021. The Subordinate Voting Shares issued under this financing will be subject to following voluntary resale restrictions: (i) 20% of the Subordinate Voting shares will not be subject to voluntary restrictions on resale, (ii) 20% of the Subordinate Voting Shares will be subject to restrictions on resale until three months after listing on a stock exchange; (iii) an additional 20% of the Subordinate Voting Shares will be subject to restrictions on resale until six months after listing on a stock exchange, (iv) an additional 20% of the Subordinate Voting Shares will be subject to restrictions on resale until nine months after listing on a stock exchange, and (v) an additional 20% of the Subordinate Voting Shares will be subject to restrictions on resale until twelve months after listing on a stock exchange (the “Voluntary Restrictions on the $0.30 Financing”). Included in this amount the Company issued 224,420 common shares to a relative of the Company’s CEO for proceeds totaling $67,326. (Note 5)

Obligation to Issue Common Shares (Subordinate Voting Shares)

-	Between July 1, and September 30, 2019 the Company received subscriptions for 5,174,640 Units at a price of $0.30 per unit for proceeds of $1,552,392. Each Unit consists of one (1) Subordinate Voting Share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one (1) additional Subordinate Voting Share at a price of $0.60 per share until September 30, 2021. The Subordinate Voting Shares issued under this financing will be subject to following voluntary resale restrictions: (i) 20% of the Subordinate Voting shares will not be subject to voluntary restrictions on resale, (ii) 20% of the Subordinate Voting Shares will be subject to restrictions on resale until three months after listing on a stock exchange; (iii) an additional 20% of the Subordinate Voting Shares will be subject to restrictions on resale until six months after listing on a stock exchange, (iv) an additional 20% of the Subordinate Voting Shares will be subject to restrictions on resale until nine months after listing on a stock exchange, and (v) an additional 20% of the Subordinate Voting Shares will be subject to restrictions on resale until twelve months after listing on a stock exchange (the “Voluntary Restrictions on the $0.30 Financing”). Subsequent to September 30, 2019 the private placement was completed. (Note 10)

Share Purchase Warrants

As at September 30, 2019, there are 9,448,200 outstanding share purchase warrants.

Number of Warrants	Exercise Price	Expiry Date	Years Remaining
9,448,200	$0.60	June 30, 2021	1.75
9,448,200	$0.60		1.75

The weighted average remaining contractual life of warrants outstanding as of September 30, 2019 was 1.75 years.

The table below summarizes the continuity of share purchase warrants for the period from inception (March 4, 2019) to September 30, 2019:

	September 30, 2019
	Number of Warrants	Weighted Average Exercise Price
Warrants outstanding, beginning	–	$0.00
Issued	9,448,200	$0.60
Exercised	–	$0.00
Expired	–	$0.00
Warrants outstanding, ending	9,448,200	$0.60

F-11

ZENLABS HOLDINGS INC.

Notes to the Financial Statements

For the period ended September 30, 2019

7. CAPITAL MANAGEMENT

The Company manages its capital structure and adjusts it, based on the funds available to the Company, in order to support its operations and business development. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company has not generated any revenue and cash flows from its operations since its inception; therefore, the Company is dependent on external financing to fund its future intended business plan. The capital structure of the Company currently consists of common shares. The Company manages the capital structure and adjusts it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares through private placements. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. The Company is not subject to any externally imposed capital requirements.

8. INCOME TAXES

A reconciliation of income taxes at statutory rate is as follows:

September 30, 2019
Net loss before tax	$(100,663)
Statutory income tax rate	27%
Expected income tax recovery	(27,179)
Change in unrecognized deductible temporary differences	27,179
Income tax recovery	$–

The Company has approximately $100,663 of non-capital losses in Canada which expire in 2039, that have not been included in the statement of financial position.

Tax attributes are subject to review, and potential adjustment by tax authorities.

9. FINANCIAL INSTRUMENTS

The judgements and estimates are made in determining the fair values of the financial instruments that are recognized and measured at fair value in the financial statements. To provide an indication about the reliability of the inputs used in determining fair value, The Company has classified its financial instruments into the three levels prescribed under the accounting standards. An explanation of each level is as follows:

●	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;
●	Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and
●	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The Company’s cash is classified as Level 1 whereas other financial assets (amounts receivables, related party receivables) are classified as Level 2. Carrying values of financial assets do not differ significantly from their fair values due to their short-term nature. The Company’s accounts payables and accrued liabilities are classified as Level 2. Fair values of financial liabilities (accounts payable and accrued liabilities) are assumed to approximate their carrying values due to their short term.

F-12

ZENLABS HOLDINGS INC.

Notes to the Financial Statements

For the period ended September 30, 2019

Financial Instrument risks:

(a)	Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company’s cash is exposed to credit risk. The Company reduces its credit risk on cash by placing these instruments with institutions of high credit worthiness. The Company does not have significant exposure to credit risk.

(b)	Liquidity risk

Liquidity risk is managed by ensuring sufficient financial resources are available to meet obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. As at September 30, 2019, the Company had cash of $3,529,942 to settle current financial liabilities of $24,205. The Company addresses its liquidity through debt and equity financing obtained through the sale of common shares and the exercise of warrants and options. There is no assurance that it will be able to do so in the future.

(c)	Interest rate risk

Interest rate risk is the risk that the fair value or cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not significantly exposed to interest rate risk as at September 30, 2019.

(d)	Foreign exchange risk

As at September 30, 2019, the Company is not exposed to foreign exchange risk.

10. SUBSEQUENT EVENTS

On October 21, 2019 the Company issued 5,174,640 units at a price of $0.30 per unit for proceeds of $1,552,392. All proceeds were received prior to September 30, 2019 (Note 6).

On October 31, 2019 the Company issued 149,998 multiple voting shares (the “Multiple Voting Shares”), for 100% of the ownership units of Zenleaf LLC, a California company. Included in the 149,998 Multiple Voting Shares issued were 38,254 shares issued to the CEO of the Company. The transaction constituted a reverse takeover of the Company by the shareholders of Zenleaf LLC, but did not meet the definition of a business combination as defined under IFRS 3. As such, the transaction will be accounted for under IFRS 2, where the difference between the consideration given to acquire the Company and the net asset value of the Company is recorded as a transaction expense.

Multiple Voting Shares are initially convertible into 100 Subordinate Voting Shares, the initial registered holder of a Multiple Voting Share at the time such Multiple Voting Share was issued (“Initial Holder”) is initially entitled to 200 votes per Multiple Voting Share, and each registered holder of Multiple Voting Shares other than an Initial Holder is initially entitled to 100 votes per Multiple Voting Share. Each Multiple Voting Share shall be convertible, at the option of the registered holder (“Multiple Voting Shares”).

Holders of Multiple Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, an Initial Holder of Multiple Voting Shares will be entitled to two votes in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately then be converted, and each registered holder of Multiple Voting Shares other than an Initial Holder will be entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately be converted.

F-13

ZENLEAF, LLC

INDEX TO THE AUDITED FINANCIAL STATEMENTS

September 30, 2019

ZENLEAF LLC

CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in United States Dollars)

For the year ended September 30, 2019

and the period from October 21, 2017

(inception) to September 30, 2018

F-14

INDEPENDENT AUDITOR’S REPORT

To the Members of ZenLeaf LLC

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of ZenLeaf LLC and its subsidiary, which comprise the consolidated balance sheets as of September 30, 2019 and 2018, and the related consolidated statements of operations, members’ equity, and cash flows for the year ended September 30, 2019 and the period from October 27, 2017 (inception) to September 30, 2018 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ZenLeaf LLC and its subsidiary as of September 30, 2019 and 2018, and the results of their operations and their cash flows for the year ended September 30, 2019 and the period from October 27, 2017 (inception) to September 30, 2018 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS
Vancouver, British Columbia

March 6, 2020

F-15

ZENLEAF LLC

CONSOLIDATED BALANCE SHEETS

(Expressed in US Dollars)

	September 30, 2019	September 30, 2018
ASSETS
Current assets
Cash	$492,127	$358,094
Amounts receivable	25,287	–
Prepaids	29,508	–
Total current assets	546,922	358,094

Property, plant, and equipment, net	285,861	2,702,284
Deposit	30,000	–
Total assets	$862,783	$3,060,378

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$30,067	$–
Due to related parties	609,970	6,783
Current portion of promissory notes	–	1,663,803
Total current liabilities	640,037	1,670,586

Deferred operating lease obligation	59,995	–
Total liabilities	700,032	1,670,586
MEMBERS’ EQUITY
Members’ Units	972,964	1,702,000
Deficit	(810,213)	(312,208)
Total members’ equity	162,751	1,389,792
Total liabilities and members’ equity	$862,783	$3,060,378

Approved on behalf of the Members on March 6, 2020

“Michael Boshart”
Managing Member

The accompanying notes are an integral part of these consolidated financial statements

F-16

ZENLEAF LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in US Dollars)

	Year ended September 30, 2019	Period from October 27, 2017 (inception) to September 30, 2018

Sales	$1,296,017	$–
Rent income	20,404	30,361
Cost of sales	(727,709)	–
Gross margin	588,712	30,361

Operating expenses
Advertising and promotion	31,787	1,250
Professional fees	221,595	41,834
Interest	159,949	173,803
Office and miscellaneous	202,917	72,743
Registration and transfer fees	23,463	–
Rent	112,545	–
Property and franchise tax	40,470	13,745
Amortization	69,882	39,194
Travel	10,043	–
Wages and salaries	214,066	–
	(1,086,717)	(342,569)
Net loss	$(498,005)	$(312,208)

The accompanying notes are an integral part of these consolidated financial statements

F-17

ZENLEAF LLC

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

(Expressed in US Dollars)

	Number of Members’ Units	Amount	Non-controlling Interest	Deficit	Total
Balance, October 27, 2017	–	$–	$–	$–	$–
Issuance of units	3,035	1,702,000	–	–	1,702,000
Net loss	–	–	–	(312,208)	(312,208)
Balance, September 30, 2018	3,035	1,702,000	–	(312,208)	1,389,792
Issuance of units	298	298,100	–	–	298,100
Sale of subsidiary shares	–	–	245,000	–	245,000
Reacquisition of subsidiary shares	–	(24,500)	(245,000)	–	(269,500)
Transfer out of building	–	(1,002,636)	–	–	(1,002,636)
Net loss	–	–	–	(498,005)	(498,005)
Balance, September 30, 2019	3,333	$972,964	$–	$(810,213)	$162,751

The accompanying notes are an integral part of these consolidated financial statements

F-18

ZENLEAF LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US Dollars)

	Year ended September 30, 2019	Period from October 27, 2017 (inception) to September 30, 2018
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(498,005)	$(312,208)
Non cash items
Interest accretion	114,757	173,803
Amoritzation of lease obligation	59,995	–
Amortization	69,882	39,194
Changes in non-cash working capital items
Amounts receivable	(25,287)	–
Prepaids	(29,508)	–
Accounts payable	30,067	–
Due to related parties	(6,783)	6,783
Net cash used in operating activities	(284,882)	(92,428)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issue of units	298,100	1,702,000
Proceeds from sale of subsidiary shares	245,000	–
Payment for repurchase of subsidiary shares	(269,500)	–
Due to related parties	609,970	–
Loans received, net of transaction costs	149,149	1,490,000
Net cash from financing activities	1,032,719	3,192,000

CASH FLOWS USED IN INVESTING ACTIVITIES
Property, plant, and equipment	(583,804)	(2,741,478)
Deposit	(30,000)	–
Net cash used in investing activities	(613,804)	(2,741,478)

Change in cash	134,033	358,094
Cash, beginning	358,094	–
Cash, ending	$492,127	$358,094

Supplemental cash flow information
Cash paid for interest	$45,212	$–

The accompanying notes are an integral part of these consolidated financial statements

F-19

ZENLEAF LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Zenleaf LLC (the “Company” or “Zenleaf”) was incorporated on October 27, 2017, in California, USA. The Company operates in the cannabis space. Zenleaf offers services to both the THC and Hemp markets. In these markets Zenleaf is engaged in the genetic preservation, pathogen elimination, young plant production and cultivation. Zenleaf has developed proprietary processes for initiation and treatment of cannabis in tissue culture through its licensed lab in San Diego California.

The Company’s registered and records office is located at 7745 Arjons Drive, San Diego, California, USA 92126.

The Company has the following 100% owned subsidiary:

Name	Incorporation	Incorporation Date
PBI Design LLC (“PBI”)	California	October 10, 2018

PBI Design, LLC was an entity under common control which was acquired by the Company on January 1, 2019.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in United States dollars.

Principles of Consolidation

These financial statements include the accounts of the Company and its wholly owned subsidiary, PBI.

All significant intercompany transactions and balances have been eliminated upon consolidation.

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain of the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to carrying values of property, plant and equipment, and the accumulated depreciation on those assets.

Risks and uncertainties

The Company’s operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less when acquired to be cash equivalents.

F-20

ZENLEAF LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

The carrying values of cash and cash, amounts receivable, amounts due to related parties, and accounts payable approximate their fair values because of the short-term maturity of these financial instruments.

Fair value measurements

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.

When required to measure assets or liabilities at fair value, the Company uses a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used. The Company determines the level within the fair value hierarchy in which the fair value measurements in their entirety fall. The categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Level 1 uses quoted prices in active markets for identical assets or liabilities, Level 2 uses significant other observable inputs, and Level 3 uses significant unobservable inputs. The amount of the total gains or losses for the period are included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s cash and amounts receivable.

The Company’s cash is deposited in financial institutions in the United States. To date, the Company has not experienced any losses on its cash deposits. Amounts receivable are unsecured and the Company does not require collateral from its customers.

The Company evaluates the collectability of its accounts receivable and provides an allowance for potential credit losses as necessary. As at September 30, 2019 and September 30, 2018, the Company is not exposed to any significant credit risk related to counterparty performance of outstanding accounts receivable.

Liquidity risk

The Company’s objective is to have sufficient liquidity to meet its liabilities when due. The Company monitors its cash balances and cash flows generated from operations to meet its requirements. As at September 30, 2019, the most significant financial liabilities are accounts payable and due to related parties.

Long Lived Assets

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Leased Assets

Leased assets for which the Company assumes substantially all the risks and rewards of ownership are classified as capital leases. Upon initial recognition, the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. The asset is depreciated over the shorter of the lease term or its estimated useful life. All other leases are considered operating leases and the payments, including lease incentives, are recognized in income on a straight-line basis over the term of the lease.

Foreign Currency Translation and Transaction

The functional currency for the Company and the Company’s subsidiary is the US dollar.

F-21

ZENLEAF LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Transactions denominated in currencies other than the functional currency of the legal entity are re-measured to the functional currency of the legal entity at the year-end exchange rates. Any associated transactional currency re-measurement gains and losses are recognized in current operations.

Income Taxes

The Company is considered a flow through entity for federal, and California income tax purposes with its members taxed individually on its respective earnings. Accordingly, no provision for federal and state income taxes has been included in the accompanying financial statements.

Revenue recognition

The Company recognizes revenue as earned when the following four criteria have been met: (i) when persuasive evidence of an arrangement exists, (ii) the product has been delivered to a customer, (iii) the sales price is fixed or determinable, and (iv) collection is reasonably assured. Revenue is recognized net of sales incentives and returns. Revenue from the sale of goods is recognized on delivery of the product. Rental revenue is recognized systematically over the term of the lease, which all leases were short-term month to month leases.

Cost of sales

Cost of sales represents costs directly related to manufacturing and distribution of the Company’s products. Primary costs include raw materials, packaging, direct labor, overhead, and shipping and handling.

Property, plant, and equipment

Property and equipment are recorded at cost net of accumulated depreciation. Land is not depreciated. Leasehold improvements are amortized over the lesser of the asset’s estimated useful life or the remaining lease term.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Significant expenditures, which extend the useful lives of assets or increase productivity, are capitalized. When significant parts of an item of property and equipment have different useful lives, they are accounted for as separate items or components of property and equipment.

Equipment is recorded at cost and is being depreciated over its estimated useful lives using the straight line method per the table below.

Asset	Life in years
Building	39
Furniture and equipment	5
Vehicles	5
Leasehold improvements	10
Hemp assets	10

Related Parties

In accordance with ASC 850 “Related Party Disclosure”, a party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Research and development costs

Research and development costs are expensed as incurred.

F-22

ZENLEAF LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Standards and Pronouncements

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-15 Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The update provides guidance on classification for cash receipts and payments related to eight specific issues. The update is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. The Company adopted the provisions of the pronouncement effective October 1, 2018 and it did not result in a material change to the statement of cash flows.

In November 2016, the FASB issued ASU No. 2016-18 Statement of Cash Flows (Topic 230): Restricted Cash. The update requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The update is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. There was no impact to the financial statements upon adoption of this update effective October 1, 2018.

In February 2016, the FASB issued ASU 2016-02 Leases (Subtopic 842), which will require lessees to recognize assets and liabilities on the balance sheet for the rights and obligations created by most leases. The update is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The ASU will be effective for the Company in the first quarter of fiscal year 2020. The Company is currently evaluating the impact of the guidance on the Company’s consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 – GOING CONCERN

These consolidated financial statements have been prepared in accordance with U.S. GAAP to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months.

As shown in the accompanying financial statements, the Company has incurred operating losses since inception. As of September 30, 2019, the Company has limited financial resources with which to achieve the objectives and obtain profitability and positive cash flows. As shown in the accompanying consolidated balance sheet and consolidated statement of operations, the Company has an accumulated deficit of $810,213 at September 30, 2019, and a working capital deficit of $93,115. Achievement of the Company’s objectives will be dependent upon the ability to obtain additional financing, generate revenue from current and planned business operations, and control costs.

The Company plans to fund its future operations by joint venturing, obtaining additional financing from investors, and/or lenders, and attaining additional commercial revenue. However, there is no assurance that the Company will be able to achieve these objectives, therefore substantial doubt about its ability to continue as a going concern exists.

The financial statements do not include adjustments relating to the recoverability of recorded assets nor the implications of associated bankruptcy costs should the Company be unable to continue as a going concern.

F-23

ZENLEAF LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

NOTE 4 – PROPERTY, PLANT, AND EQUIPMENT

	Land	Building	Furniture and Equipment	Vehicles	Leasehold Improvements
As at October 27, 2017	$–	$–	$–	$–	$–
Additions	672,732	2,018,196	2,549	–	–
Depreciation	–	(38,811)	(382)	–	–
As at September 30, 2018	672,732	1,979,385	2,167	–	–
Additions	–	334,496	41,674	47,049	89,355
Depreciation	–	(56,269)	(3,728)	(5,502)	(2,309)
Dispositions (a)	(672,732)	(2,257,612)	–	–	–
As at September 30, 2019	$–	$–	$40,113	$41,547	$87,046

	Facility	Hemp Assets	Total
As at October 27, 2017	$–	$–	$–
Additions	48,000	–	2,741,477
Depreciation	–	–	(39,194)
As at September 30, 2018	48,000	–	2,702,284
Additions	29,730	41,500	583,805
Depreciation	–	(2,075)	(69,883)
Dispositions	–	–	(2,930,344)
As at September 30, 2019	$77,730	$39,425	$285,861

(a) On June 15, 2019 the Arjons Drive building and land and related promissory note were transferred at cost to ZLCA LLC, a related company (“ZLCA”) under common control. (Note 8)

NOTE 5 - RELATED-PARTY TRANSACTIONS

During the year the Company borrowed $609,970 from a company controlled by a member to fund operations.

The following amounts were due to related parties as at:

	September 30, 2019	September 30, 2018

Due to a member (a)	$-	$6,783
Due to a company controlled by a member (a)	609,970	-
Total due to related parties	$609,970	$6,783

(a) Amounts are unsecured, due on demand and bear no interest.

NOTE 6 – PROMISSORY NOTES

On December 13, 2017, the Company signed a promissory note for $1,580,000 and used the proceeds to purchase a property located at 7745 Arjons Drive in San Diego, California. The note had a maturity date of March 1, 2019. The Company incurred transaction costs of $90,000. Interest on the note accrued at 10.5% per annum. At September 30, 2018 $117,733 had been accrued with a further $71,242 up to maturity for a total principal and interest owing of $1,768,975. The balance owing was repaid using proceeds of a new promissory note.

On February 26, 2019 the Company entered into a new promissory note for $2,000,000 and incurred transaction costs of $72,292. The note had a maturity date of March 31, 2022. Interest on the note accrued at 8.75% per annum. During the year ended September 30, 2019 $45,212 in interest was paid on this note. On June 15, 2019 the Company transferred the Arjons drive property and the promissory note to a company under common control. (Note 8)

F-24

ZENLEAF LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

NOTE 6 – PROMISSORY NOTES (continued)

The following table sets forth the net carrying amount of the promissory notes:

	September 30, 2019	Period from October 27, 2017 (inception) to September 30, 2018
Promissory notes	-	1,580,000
Unamortized transaction costs	-	(33,930)
Net carrying amount	-	1,546,070

The following table sets forth total interest expense recognized related to the promissory notes:

	September 30, 2019	Period from October 27, 2017 (inception) to September 30, 2018
Interest	80,401	117,733
Amortization of transactions costs	79,548	56,070
Total	159,949	173,803

NOTE 7 – LEASE COMMITMENT

On June 15, 2019 the Company transferred its Arjons Drive property to ZLCA LLC (“ZLCA”) a related company under common control and concurrently entered into a lease for the Arjons Drive property for an initial period of 10 years.

The Company has the right but not the obligation to extend each lease for one additional period of 10 years. For accounting purposes the land and building components were treated as operating leases and the minimum lease payments attributed are being recognized as an expense on a straight-line bases over the term of the lease.

Subject to certain conditions described in the leases, the Company has the right to assign the lease or sublet all or any part of any property without the landlord’s prior written consent.

The agreement calls for the following lease payments (“Base Rent”):

June 15, 2019 to November 30, 2019	$14,872 per month
December 1, 2019 to May 31, 2020	$22,307 per month
June 1, 2020 to May 31, 2021	$29,743 per month

Thereafter the Base Rent will increase by 3% per annum.

In addition, the Company paid a security deposit of $30,000 upon execution of the agreement.

In addition to the Base Rent, ZLCA shall receive, 30% of the net profit generated by the Company, on and off the Premises, without offset or deduction of any fee or expense (“Percentage Rent”). Percentage Rent shall be paid to ZLCA on the fifth (5th) day of each month following the month for which such Percentage Rent is calculated (e.g. Percentage Rent based on May gross revenues will be due to Lessor on June 5th).

F-25

ZENLEAF LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

NOTE 7 – LEASE COMMITMENT (continued)

The following is a schedule by years of future minimum rental payments required under the operating lease that has a remaining noncancelable lease terms in excess of one year as of September 30, 2019.

Year ending September 30:

2020	$282,560
2021	360,488
2022	371,302
2023	382,441
2024	393,915
Later years	1,998,854
Total minimum payments required	$3,789,560

NOTE 8 – MEMBERS’ EQUITY

For the period from October 27, 2017 (inception) to September 30, 2018 members contributed $1,702,000 to members’ equity on the acquisition of 3,035 units.

For the year ended September 30, 2019 members contributed $298,100 to members’ equity on the acquisition of 298 units.

On June 15, 2019 the Company transferred its Arjons Drive property to a related company under common control along with the promissory note on the property. As the transaction was with a company under common control the transaction was recorded at the carrying amounts of the assets and liabilities transferred with the difference of $1,002,636 being recorded in members’ equity.

During the year ended September 30, 2019 the Company sold units in a wholly owned subsidiary Zenleaf Labs LLC representing 15% of the units for $245,000 and subsequently repurchased the minority member units of Zenleaf Labs LLC for $269,500 representing a 10% premium. The premium was recorded in members equity. On August 13, 2019 the Company merged with Zenleaf Labs LLC.

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to the year end, on October 31, 2019, the Company was purchased by Zenlabs Holdings Inc. (“Zenlabs”). Zenlabs issued 149,998 Multiple Voting Shares, for 100% of the ownership units of Zenleaf. Each Multi Voting Share of Zenlabs entitles the holder to 200 votes on all corporate matters of Zenlabs.

On February 21, 2020, the Lease Commitment (Note 7) was revised with regards to Percentage Rent to 5% of gross revenue from the Arjons facility less credit for Base Rent Paid. During any calendar year, the Percentage Rent due shall not exceed $300,000.

The financial statements were approved by management and available for issuance on March 6, 2020. Management has evaluated subsequent events through that date.

F-26

ZENLEAF LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019

ZENLABS HOLDINGS INC.

Unaudited Pro Forma Consolidated Financial Statements

September 30, 2019

F-27

ZENLABS HOLDINGS INC.

Pro Forma Consolidated Statement of Financial Position (Unaudited)

As of September 30, 2019

	Historical		Pro Forma
	Zenlabs Holdings Inc. September 30, 2019	Zenleaf LLC September 30, 2019	Adjustments	Notes	Zenlabs Holdings, Inc September 30, 2019

Assets
Current assets
Cash and cash equivalent	$2,666,200	$492,127	$-		$3,158,327
Amounts receivable	60	25,287	-		25,347
Related party receivable	609,970	-	(609,970)	A)	-
Prepaid expenses	-	29,508	-		29,508

Non-current assets
Property, plant, and equipment, net	-	285,861	-		285,861
Deposit	-	30,000	-		30,000
Total Assets	$3,276,230	$862,783	$(609,970)		$3,529,043

Liabilities and shareholders’ equity
Current assets
Accounts payable	$18,282	$30,067	$-		$48,349
Due to related party	-	609,970	(609,970)	A)	-
	18,282	640,037	(609,970)		48,349
Deferred operating lease obligation	-	59,995	-		59,995
Total liabilities	18,282	700,032	(609,970)		108,344
Shareholders’ Equity
Share capital	2,161,629	972,964	(2,161,629)	B)	4,009,271
			3,036,307	B)
Obligation to issue shares	1,172,537	-	-		1,172,537
Deficit	(76,219)	(810,213)	76,219	B)	(1,761,110)
			(950,897)	B)
Total shareholders’ equity	3,257,948	162,751	-		3,420,699
Total liabilities and shareholders’ equity	$3,276,230	$862,783	$(609,970)		$3,529,043

See accompanying notes.

F-28

ZENLABS HOLDINGS INC.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the year ended September 30, 2019

	Historical		Pro-Forma
	Zenlabs Holdings Inc. Year ended September 30, 2019	Zenleaf LLC Year ended September 30, 2019	Adjustments	Notes	Zenlabs Holdings Inc. Year ended September 30, 2019

Revenue	$-	$1,316,421	$-		$1,316,421
Costs of revenue, exclusive of depreciation and amortization	-	727,709	-		727,709
Depreciation and amortization expense	-	69,882	-		69,882
Selling, general and administrative expense	76,219	856,886	-		933,105
Operating income	(76,219)	(338,056)	-		(414,275)
Interest expense	-	159,949	-		159,949
Listing expense	-	-	950,897	B)	950,897
Income before income taxes	(76,219)	(498,005)	(950,897)		(1,525,121)
Income tax provision (benefit)	-	-	-		-
Net loss	$(76,219)	$(498,005)	$-		$(1,525,121)

Basic and diluted earnings per share					$(0.20)
Weighted average shares					7,641,347

See accompanying notes.

F-29

ACQUISITION TERMS

On October 31, 2019, the Corporation completed its Qualifying Transaction whereby each outstanding share of Zenleaf was exchanged, on a one for one basis, for the issued and outstanding common shares of the Corporation, with Zenleaf becoming a wholly owned subsidiary of the Corporation. The Transaction constituted a reverse takeover of the Corporation by the shareholders of Zenleaf but did not meet the definition of a business combination as defined under IFRS 3. As such, the Transaction is accounted under IFRS 2, where the difference between the consideration given to acquire the Corporation and the net asset value of the Corporation is recorded as a listing expense. Since Zenleaf is deemed to be the accounting acquirer for accounting purposes, these financial statements present the historical financial information of Zenleaf up to the date of the Transaction. See “Pro Forma Assumptions and Adjustments” below.

For financial reporting purposes, the Company is considered a continuation of Zenleaf, the legal subsidiary, except with regard to authorized and issued share capital, which is that of Zenlabs, the legal parent.

All references are to US dollars except where stated otherwise.

BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated statement of financial position as of September 30, 2019 has been prepared by the management of Zenlabs to give effect to the Merger. In the opinion of management, the unaudited pro forma consolidated statement of financial position includes all adjustments necessary for the fair presentation of the transaction in accordance with International Financial Reporting Standards.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and Zenlab Holding’s historical consolidated financial statements as adjusted to give effect to the 31 October 2019 acquisition of Zenleaf LLC. The unaudited pro forma condensed combined statements of operations for the year ended 30 September 2019 give effect to the acquisition of Zenleaf as if it had occurred on September 30, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives effect to the acquisition of Zenleaf LLC as if it had occurred on September 30, 2019.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma consolidated statement of financial position should be read in conjunction with the audited financial statements of Zenlabs as of September 30, 2019 and the audited consolidated financial statements of Zenleaf as of September 30, 2019.

PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The unaudited pro forma consolidated statement of financial position incorporates the following pro forma assumptions and adjustments:

1)	In accordance with reverse acquisition accounting and IFRS 2:

The assets and liabilities of Zenleaf LLC are included in the unaudited pro forma consolidated statement of financial position at their historic value.

a.	The net assets of Zenlabs Holdings Inc. are included at fair value, assume to be equal to their carrying value at September 30, 2019. The net assets of Zenlabs have been converted to US Dollars at the exchange rate at September 30, 2019 of $1.324.

b.	Share capital contributed surplus and the deficit of Zenlabs are eliminated.

Fair value of Zenlabs transaction was based on the most recent private placement share value. The preliminary purchase price of $3,036,307 has been allocated as follows:

Cash and cash equivalents	$2,666,200
Accounts receivable	60
Accounts receivable, related party	609,970
Accounts payable and accrued liabilities	(18,283)
Obligation to issue shares	(1,172,537)
Listing costs expensed	950,897
$3,036,307

2)	Costs associated with the transaction are estimated to be $150,000 and will be expensed on the completion of the transaction.

3)	The unaudited pro forma consolidated statement of financial position as of September 30, 2019 includes $1,172,537 in connection with the issuance of 5,174,640 common shares issued subsequent to September 30, 2019 pursuant to the terms of the private placement and subscriptions received between July 1 and September 30, 2019.

F-30

PART III EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit No.	Description
2.1	Certificate of Incorporation of the Company
2.2	Notice of Articles of the Company
2.3	Articles of the Company
3.1	Form of Subordinate Share Certificate
3.2	Form of Warrant Certificate
3.3	Shareholders’ Agreement
4.1	Form of Subscription Agreement
6.1	Employment Agreement with Michael Boshart
6.2	Share Purchase Agreement dated January 1, 2019 between PBI and the Company
6.3	Agreement dated January 1, 2020 between Metz Properties LLC and Zenleaf, LLC
6.4	Lease dated January 1, 2020 between Metz Properties LLC and Zenleaf, LLC
6.5	Lease dated February 21, 2020 between Zenleaf, LLC and ZLCA, LLC
6.6	Consulting Services Agreement dated February 28, 2020 between Palouse Advisory Partners, LLC and the Company
7.1	Merger Agreement dated June 20, 2019 among the Company, Zenleaf, LLC and Zenlabs Merger Sub, LLC
7.2	Addendum Merger Agreement dated October 31, 2019 between the Company and Zenleaf, LLC.
7.3	Zenleaf Labs Merger Agreement
11.1	Consent of Dale Matheson Carr-Hilton Labonte LLP Chartered Professional Accountants
12.1	Attorney Opinion of Legality

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on March 9, 2020.

Zenlabs Holdings Inc.

March 9, 2020	By:	/s/ Michael Boshart
Michael Boshart
President

Pursuant to the requirements of the Securities Act of 1933, this Offering circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Boshart	President, Secretary, CEO, Director	March 9, 2020
Michael Boshart

/s/ Karl Metz	COO, Director	March 9, 2020
Karl Metz

/s/ Craig Dickhout	CMO, Director	March 9, 2020
Craig Dickhout

/s/ Kelly Stopher	CFO	March 9, 2020
Kelly Stopher

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